TRANSITION AGREEMENT
THIS TRANSITION AGREEMENT (the “Agreement”) is entered into as of February 15, 2024 (the “Effective Date”), by and between TriNet Group, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and Burton M. Goldfield (the “Executive”).
RECITALS
WHEREAS, the Executive is currently serving as the Chief Executive Officer of the Company pursuant to the employment agreement entered into by the Company and the Executive on November 9, 2009 (the “Employment Agreement”);
WHEREAS, the Executive has indicated to the Company his desire to transition from his employment with the Company on or about March 31, 2024;
WHEREAS, the Executive and the Company have agreed to provide for an orderly transition of the Executive’s duties and responsibilities and the Executive desires to assist the Company in realizing such an orderly transition;
WHEREAS, the Executive and the Company mutually desire that the Executive continues in his current role, with the Executive’s current responsibilities, until midnight on February 15, 2024 (“Transition Time”);
WHEREAS, the Executive and the Company mutually desire that following the Transition Time, the Executive will continue as a non-executive employee of the Company in order to serve as a special advisor to, and provide such transition services as may be assigned by, the Chief Executive Officer or his delegates (the “Transition Duties”) until April 1, 2024 (such, date the “Retirement Date” and the period between the Transition Time and the Retirement Date, the “Transition Period”);
WHEREAS, the Executive and the Company mutually desire that the Executive thereafter provide consulting services to the Company in order to further facilitate a smooth transition in the Company’s leadership; and
WHEREAS, in furtherance of the foregoing, the Executive and the Company have negotiated and reached an agreement with respect to all rights, duties and obligations arising between them, including, but in no way limited to, any rights, duties and obligations that have arisen or might arise out of, or are in any way related to the Executive’s continued employment with the Company and the conclusion of that employment.
NOW THEREFORE, in consideration of the covenants and mutual promises recited below, the parties agree as follows:
1. Transition from Employment. The Executive shall cease serving as Chief Executive Officer of the Company at the Transition Time. From the Transition Time until the Retirement Date, which will be the Executive’s last day of employment with the Company, the Executive will serve as a non-executive employee of the Company to perform the Transition Duties. During the Transition Period, the Executive will continue to be paid base salary at the rate in effect as of the date of this Agreement and be eligible for all employee benefit plans and programs available to senior executives of the Company generally; provided that for the avoidance of doubt, the Executive will not participate in the Company’s annual bonus plan for the 2024 fiscal year. The Executive may be required to travel between the offices of the Company and for customer and industry events in connection with the performance of his Transition Duties as reasonably requested by the Chief Executive Officer. Reasonable costs incurred in connection with such travel shall be reimbursed in accordance with the Company’s reimbursement policies applicable to its senior executives, as in effect from time to time.
2. Resignations. Effective as of the Transition Time, unless otherwise requested by the Company in writing and except as set forth herein, the Executive will, automatically and without further action on the part of the Executive or any other person or entity, resign from all offices, boards of directors (or similar governing bodies), committees of such boards of directors (or similar governing bodies) and committees of the Company, its subsidiaries and affiliates, other than the Executive’s position on the Board of the Company (the “Board”), from which office the Executive will issue a written resignation with effect on and from the date of TriNet Group, Inc.’s 2024 Annual General Meeting, and the Executive’s position on the Board of Insurights Inc., from which office the Executive will issue a written resignation on or before the Retirement Date, and such resignations will be coordinated with the Company’s legal team. The Executive agrees that he shall execute any such further documents and instruments as may be reasonably necessary or appropriate to carry out the intent of this Section 2.

3. Final Paycheck. As soon as administratively practicable on or after the Retirement Date, the Company will pay the Executive all salary accrued through the Retirement Date, all accrued and unused vacation earned through the Retirement Date (if any), to the extent unpaid as of the Retirement Date, Executive’s annual performance bonus for 2023, and any unreimbursed business expenses incurred by the Executive in accordance with the Company policy prior the Retirement Date (the “Accrued Obligations”).
4. Consideration. With receipt of the Accrued Obligations above, the Executive acknowledges he will have received all payments and benefits earned by, or owed to him in connection with his employment with the Company, and the Executive will not be entitled to any additional compensation or benefits, except as provided below and except for any benefits provided under the Company employee benefit plans, subject to the terms and conditions of this Agreement. The Executive acknowledges that the compensation and benefits provided below are good and valid consideration for the Release (as defined below) and the covenants set forth below.
5. Separation Benefits. Provided that the Executive remains in employment with the Company through the Transition Period (and is not otherwise terminated for Cause), and remains in compliance with (A) the Company’s Business Ethics and Code of Conduct Policy and other policies relating to conduct, as in effect from time to time and applicable to its senior management colleagues, (B) subject to Section 11(a) below, all covenants to which the Executive has agreed as part of his employment with the Company and which survive the cessation of such employment, including, but not limited to, the restrictive covenants in the Executive’s Company equity awards (an example of which is attached hereto as Appendix A) and the Proprietary Information and Invention Agreement with the Executive (the “Proprietary Information Agreement”), a copy of which is attached hereto as Appendix B), and (C) the provisions set forth in Sections 9, 12, 13, and 14 below (the covenants described in the immediately preceding clauses (A) through (C) of this Section 5 are collectively referred to herein as the “Covenants”), provided in each case that the Executive will not be considered non-compliant unless Executive has received written notice of such non-compliance and, in the case of non-compliance capable of cure, at least ten (10) days to cure; and provided, that the Executive timely signs and returns this Agreement, and delivers to the Company a general release of claims in the form attached as Appendix C (the “Release”) and does not revoke the Release within the seven (7)-day period following execution of such Release, the Company and the Executive agree to the terms set forth in Section 6 below.

1. Continuous Service as a Consultant. Company and the Executive will each enter into a consulting agreement in the form attached as Appendix D (the “Consulting Agreement”) which requires that certain consulting services be provided to Company by the Executive for the period from April 1, 2024 through March 31, 2025, or such shorter period as described therein (the “Consulting Period”). For the duration of the Consulting Period, subject to the terms set forth in the Consulting Agreement, the Executive will be paid a monthly retainer fee of $13,500 and the Executive shall continue to vest in his outstanding equity awards granted under the TriNet Group, Inc. 2009 Equity Plan and 2019 Equity Incentive Plan (together the “Equity Plans”) that remain outstanding on the Retirement Date in accordance with their terms and no “Termination of Service” or cessation of “Continuous Service” shall be deemed to have occurred pursuant to such Equity Plans. In addition, nothing in this Agreement or the Consulting Agreement shall impact the Executive’s right to exercise outstanding options granted under the Equity Plans pursuant to, and in accordance with the terms of the applicable award agreements.
2. No Additional Entitlements. The Executive understands and acknowledges that he will have no further entitlements, other than those recited in this Agreement and in the Company’s employee benefit plans. The Executive hereby acknowledges that the Executive has no interest in or claim of right to reinstatement, reemployment or employment with the Company, and the Executive forever waives any interest in or claim of right to any future employment by the Company.

1. Executive’s Release of the Company. In consideration of the compensation payable to the Executive under the terms and conditions of this Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged:
a. Subject to Section 11(a), the Executive, for himself and for his heirs, executors, administrators, trustees and legal representatives, and their respective successors and assigns (collectively, the “Releasors”) hereby releases, remises, and acquits the Company and its subsidiaries and affiliates and all of their respective past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, any of their respective assets, employee benefit plans or funds, or past, present or future directors, officers, fiduciaries, agents, trustees, administrators, managers, supervisors, shareholders, investors, employees, legal representatives, agents or counsel, and their respective successors and assigns, whether acting on behalf of the Company or its subsidiaries or affiliates or, in their individual capacities (the “Released Party” or “Released Parties”), from any and all claims, known or unknown, which the Releasors have or may have against any Released Parties arising on or prior to the date that the Executive executes this Agreement, and any and all liability which any such Released Party may have to the Releasors, whether denominated in claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, including but not limited to (i) the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Immigration Reform and Control Act of 1986, the Employee Retirement Income Security Act of 1974, (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company, subject to the terms and conditions of such plan and applicable law), the Uniform Trade Secrets Act, the Sarbanes-Oxley Act of 2002, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the Unruh Civil Rights Act, the California Family Rights Act, and the California Labor, Government, and Business and Professions Codes, all as amended; (ii) any and all claims arising from or relating to, as applicable, the Executive’s service as an officer of the Company or any of its subsidiaries or affiliates and the termination or resignation of such officer positions, or the Executive’s employment with the Company or the termination of such employment; (iii) all claims related to the Executive’s compensation or benefits from the Company or the Released Parties, including salary, bonuses, commissions, vacation pay, leave pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or the Released Parties; (iv) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (v) all tort claims, including claims for fraud, defamation, privacy rights, emotional distress, and discharge in violation of public policy and all other claims under common law; and (vi) all federal, state and local statutory or constitutional claims, including claims for compensation, discrimination, harassment, whistleblower protection, retaliation, attorneys’ fees, costs, disbursements, or other claims (other than claims related to the Age Discrimination in Employment Act of 1967 or the Older Workers Benefit Protection Act) (referred to collectively as the “Released Claims”).
b.The Executive expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California, which states as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party.” The Executive understands the significance of the Executive’s release of unknown claims and waiver of statutory protection against a release of unknown claims. The Executive expressly assumes the risk of such unknown and unanticipated claims and agrees that this Release applies to all Released Claims, whether known, unknown or unanticipated.
c.Notwithstanding the foregoing in this Section 8, the Released Claims shall not apply to, or include (i) the Executive’s rights, if any, to be covered under any applicable insurance policy with respect to any liability the Executive incurred or might incur as an employee, officer or director of the Company, or the Executive’s rights, if any, to indemnification under the by-laws or articles of incorporation of the Company, by contract, or as a matter of law; (ii) any right the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive, on the one hand, and Company or any other Released Party, on the other hand, are jointly liable; (iii) any rights Executive may have under the employee benefit plans, programs, or policies of the Company and its affiliates; (iv) Executive’s rights following the date hereof with respect to any equity interests Executive holds in the Company or any of its past or present affiliates; or (v) the Executive’s right to enforce this Agreement.

1. No Actions or Claims. Subject to Section 11(a), the Executive represents that he has not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company, with any local, state or federal agency, union or court from the beginning of time to the date of execution of this Agreement and that the Executive will not do so at any time hereafter, based upon events occurring prior to the date of execution of this Agreement. In the event any agency, union, or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring any legal proceeding on behalf of the Executive, the Executive will ask any such agency, union, or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice.
2. Acknowledgements and Representations. The Executive acknowledges and represents that he has not suffered any discrimination or harassment by any of the Released Parties on account of the Executive’s race, gender, national origin, religion, marital or registered domestic partner status, sexual orientation, age, disability, medical condition or any other characteristic protected by law. The Executive acknowledges and represents that he has not been denied any leave, benefits or rights to which the Executive may have been entitled under the Family Medical Leave Act or any other federal or state law, and that the Executive has not suffered any job-related wrongs or injuries for which the Executive might still be entitled to compensation or relief.
3.Executive Protections; Defend Trade Secrets Act.
a.The release in Section 8 does not release claims that cannot be released as a matter of law, including (i) any right to file a civil action or complaint with, or otherwise notify, a state agency, other public prosecutor, law enforcement agency, or any court or other governmental entity alleging claims or a violation of rights under the California Fair Employment and Housing Act, as well as any right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, the Department of Labor, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company and (ii) any right to communicate directly with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to cooperate with or participate in any investigation conducted by such agency, or (iii) otherwise to make other disclosures that are protected under the whistleblower provisions of applicable law. However, by executing this Agreement, the Executive hereby waives the right to monetary recovery of damages from the Company in any such proceeding brought by the Executive or on behalf of the Executive.

a.Pursuant to the Defend Trade Secrets Act of 2016, the Executive and the Company acknowledge and agree that the Executive shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive’s attorney and may use the trade secret information in the court proceeding, if the Executive (X) files any document containing the trade secret under seal and (Y) does not disclose the trade secret, except pursuant to court order.
4.Return of Property. Subject to Section 11(a) hereof, on or prior to the Retirement Date (or to the extent permitted in writing by the Company, as of the last day of the Consulting Period), the Executive will return all of the Company’s property. Such property includes, but is not limited to, the original and any copies of any confidential information or trade secrets, keys, pass cards, building identity cards, mobile telephones, tablet devices, laptop computers, corporate credit cards, customer lists, files, brochures, documents or computer disks or printouts, equipment and any other item relating to the Company and its business, provided that it would not be a violation of this Section 12 for the Executive to retain copies of publicly-filed documents. Further, other than in the performance of the Executive’s duties and subject to Section 11(a) hereof, the Executive will not take, procure, or copy any property of the Company before, on, after or in anticipation of the Retirement Date.

1.Cooperation. Subject to Section 11(a) hereof and Executive’s availability (acting reasonably and in good faith with respect to such availability), in consideration for the promises and payments by the Company pursuant to this Agreement, at the request of the Company, the Executive agrees to assist and cooperate with the Company (i) concerning reasonable requests for information about the business of the Company or its affiliates or the Executive’s involvement or participation therein; (ii) in connection with the defense, prosecution or investigation of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company, including any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, actions, investigations or proceedings related to services performed or required to be performed by the Executive, pertinent knowledge possessed by the Executive, or any act or omission by the Executive; and (iii) in connection with any investigation or review by any federal, state or local regulatory, quasi- or self-regulatory or self-governing authority or organization (including without limitation, the SEC and FINRA) as any such investigation or review relates to services performed or required to be performed by the Executive, pertinent knowledge possessed by the Executive, or any act or omission by the Executive. The Executive’s full cooperation will include, but not be limited to, being available to meet and speak with board members, officers or employees of the Company and/or their counsel at reasonable times and locations, executing accurate and truthful documents, appearing at the Company’s request at depositions, trials or other proceedings without the necessity of a subpoena, and taking such other actions as may be reasonably requested by the Company and/or its counsel to effectuate the foregoing. In requesting such services, the Company shall reimburse the Executive for any out-of-pocket expenses reasonably related to such requests that are approved by the Company in advance; provided, further, that, if the incurrence of such expenses is necessary for the Executive to comply with the terms of this Section 13, the Executive shall not be required to comply with this Section 13 until such approval is granted.
2.Confidentiality, Intellectual Property, Non-Solicitation and Non-Disparagement. Subject to Section 11(a) hereof, the Company and the Executive acknowledge and agree that the provisions of the Proprietary

Information Agreement, and all other Covenants shall continue to apply to the Company and Executive prior to and after the Retirement Date as if fully set forth in this Agreement. In addition, and in consideration of the compensation described in Section 6 hereof, and the Company’s commitments hereunder, the Company and the Executive also agree, subject to Section 11(a) hereof, as follows:
a.Non-Solicitation. The Executive acknowledges that the provisions of the Proprietary Information Agreement relating to non-solicitation of employees shall apply for a period of twelve (12) months following the Retirement Date.
b.Non-Disparagement. At all times on and after the Effective Date, the Executive will not disparage, place in a false or negative light or criticize, or make any knowingly false statements that may damage the reputation of, orally or in writing, the business, products, policies, decisions, directors, officers or employees of the Company to any person; provided, however, that (i) this provision shall not apply to any truthful statements made by the Executive to the Board (or a committee or subcommittee of the Board) if such statements are provided at the request of the Board (or a committee or subcommittee thereof) in the course of carrying out its duties and responsibilities and (ii) that the Executive may respond accurately and fully to any question, inquiry, or request for information when required by legal process or in response to a governmental inquiry. At all times on and after the Effective Date, the Company will direct the members of its Board and its executive officers not to disparage, place in a false or negative light or criticize, or make any knowingly false statements that are intended to damage the reputation of the Executive, orally or in writing, to any person, except as required by law and provided, however, that they may respond accurately and fully to any question, inquiry, or request for information when required by legal process or in response to a governmental inquiry.
c.Injunctive Relief. It is recognized and acknowledged by the Company and Executive that a breach of the covenants contained in this Section 14 will cause irreparable damage to the Company, its subsidiaries and affiliates and their respective goodwill or to the Executive, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Company and the Executive agree that in the event of a breach of any of the covenants contained in this Section 14, in addition to any other remedy which may be available at law or in equity, the Company and Executive will be entitled to specific performance and injunctive relief. The Company and the Executive agree not to raise as a defense or objection to the request or granting of such relief that any breach of this Agreement is or would be compensable by an award of money damages, and the Company and the Executive agree to waive any requirements for the securing or posting of any bond in connection with such remedy.
3.Cause. Notwithstanding anything herein to the contrary, the Company may at any time prior to the Retirement Date, terminate the employment or services of the Executive for Cause and in the event the Executive is so terminated, the Company’s obligations to enter into the Consulting Agreement shall be of no further force or effect. For purposes of this Agreement, “Cause” will mean (i) a willful act or omission involving material injury to the Company, gross misconduct, fraud or a material act of dishonesty, (ii) a willful refusal or failure to follow lawful and reasonable directions of the Board or an individual to whom the Executive reports (as appropriate), (iii) a willful and habitual neglect of duties, or (iv) the conviction of a felony which is reasonably likely to inflict or has inflicted material injury on the Company. Notwithstanding the foregoing, in each case, except in the case of gross misconduct (as determined in the sole discretion of the Board), the Executive will receive written notice of any finding of Cause and a five (5) day cure period thereafter. Whether or not such Cause has been cured will be decided by the Board in its sole discretion. No act, omission or failure to act by the Executive shall be deemed “willful” unless committed without good faith and without reasonable belief that the act, omission or failure to act was in the Company’s best interests.

4.Non-Reliance. The Executive represents to the Company that in executing this Agreement the Executive has not relied upon any representation or statement not set forth herein made by the Company or its agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, or otherwise. The Executive (a) has reviewed with his own advisors the tax and legal consequences of entering into and the payments under this Agreement, (b) is relying solely on such advisors and not on any statements or representations of the Company, its agents or advisors, and (c) understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of entering into and the payments under this Agreement.
5.Withholding. All payments required to be made by the Company hereunder to the Executive during the Transition Period shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.
6.Section 409A Compliance. It is intended that any amounts payable under this Agreement and the Company’s and the Executive’s exercise of authority or discretion hereunder shall comply with the provisions of Internal Revenue Code Section 409A and the treasury regulations and guidance thereunder (“Section 409A”) so as not to subject the Executive to the payment of interest and tax penalty which may be imposed under Section 409A. Notwithstanding anything contained herein to the contrary, if, at the Executive’s separation from service, (a) the Executive is a specified employee as defined in Section 409A and (b) any of the payments or benefits provided hereunder constitute deferred compensation under Section 409A, then, and only to the extent required by such provisions, the date of payment of such payments or benefits otherwise provided shall be delayed for a period of six (6) months following the separation from service, and any amounts so delayed shall be paid during the seventh (7th) month following separation from service. Any reimbursement amounts payable under this Agreement shall be paid promptly after receipt of a properly documented request for reimbursement from the Executive, provided no amount shall be paid later than December 31 of the year following the year during which the reimbursable amounts were incurred by the Executive.
7.Assignability. The rights and benefits under this Agreement are personal to the Executive and such rights and benefits shall not be subject to assignment, alienation or transfer, except to the extent such rights and benefits are lawfully available to the estate or beneficiaries of the Executive upon death. The Company may assign this Agreement to any parent, affiliate or subsidiary and shall require any entity which at any time becomes a successor whether by merger, purchase, or otherwise acquires all or substantially all of the assets, stock or business of the Company, to expressly assume this Agreement.
8.Entire Agreement. The Executive acknowledges and agrees that this Agreement, together with the Appendices hereto constitute the entire agreement and understanding between the parties and supersedes any prior agreements, written or oral, with respect to the subject matter hereof including the termination of the Executive’s employment after the Effective Date and all amounts to which the Executive shall be entitled, other than as specifically provided in this Agreement; provided, however, that for the avoidance of doubt, that the Executive remains subject any recoupment or clawback policies in effect as of the date of this Agreement (including any such policies adopted by the Company in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act). The Company and the Executive acknowledge and agree that Sections 2.5, 4, 5, and 6.10 of the Employment Agreement, shall remain in full force and effect through the Retirement Date.
9.Severability/Reasonable Alteration. In the event that any part or provision of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable part or provision had not been included therein. Further, in the event that any part or provision hereof shall be declared by a court of competent jurisdiction to exceed the maximum time period, scope or activity restriction that such court deems reasonable and enforceable, then the parties expressly authorize the court to modify such part or provision so that it may be enforced to the maximum extent permitted by law.

10.No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Executive and the Company to express their mutual intent, and no rule of strict construction will be applied against the Executive or the Company.
11.Insurance. The Company presently maintains general liability insurance on an occurrence basis which covers the professional activities of professionals of the Company. The Company will continue to provide such coverage for the activities of the Executive occurring on and prior to the Retirement Date to the same extent as such coverage is provided with respect to the past activities of other former professionals of the Company.
12.Applicable Law, Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles, rules or statutes of any jurisdiction. The parties irrevocably agree that all actions to enforce an arbitrator’s decision pursuant to Section 26 of this Agreement may be instituted and litigated in federal, state or local courts sitting in Santa Clara County, California and each of such parties hereby consents to the jurisdiction and venue of such court, waives any objection based on forum non conveniens and any right to a jury trial as set forth in Section 25 of this Agreement.
13.Waiver of Jury Trial. EACH OF THE EXECUTIVE AND THE COMPANY HEREBY WAIVES, RELEASES AND RELINQUISHES ANY AND ALL RIGHTS HE/IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.
14.Arbitration. To provide a mechanism for rapid and economical dispute resolution, the Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement (including the Release) or its enforcement, performance, breach, or interpretation, or arising from or relating to the Executive’s employment with the Company or the termination of the Executive’s employment with the Company, will be resolved, to the fullest extent permitted by law, by final, binding, and confidential arbitration held in Santa Clara County, California and conducted by JAMS, Inc. (“JAMS”), under its then applicable JAMS Employment Arbitration Rules and Procedures. By agreeing to this arbitration procedure, both the Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or by administrative proceeding. The Executive will have the right to be represented by legal counsel at any arbitration proceeding at his expense. The arbitrator will: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The Company will bear all fees for the arbitration, except for any attorneys’ fees or costs associated with the Executive’s personal representation. The arbitrator, and not a court, will also be authorized to determine whether the provisions of this paragraph apply to a dispute, controversy or claim sought to be resolved in accordance with these arbitration procedures. Notwithstanding the provisions of this paragraph, the parties are not prohibited from seeking injunctive relief in a court of appropriate jurisdiction to prevent irreparable harm on any basis, pending the outcome of arbitration. Any awards or orders in such arbitrations may be entered and enforced as judgments in the federal and the state courts of any competent jurisdiction.
The parties agree that the arbitration shall be kept confidential. The existence of the arbitration, any nonpublic information provided in the arbitration, and any submissions, orders or awards made in the arbitration (together, the “Confidential Arbitration Information”) shall not be disclosed to any non-party except the tribunal, JAMS, the parties, their counsel, experts, witnesses, accountants and auditors, insurers and reinsurers, and any other person necessary to the conduct of the arbitration. Notwithstanding the foregoing, a party may disclose Confidential

Arbitration Information to the extent that disclosure may be required to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings. This confidentiality provision survives termination of the contract and of any arbitration brought pursuant to the contract.
1.Counterparts and Facsimiles. This Agreement may be executed in several counterparts, each of which shall be deemed as an original, but all of which together shall constitute one and the same instrument. Signed copies of this Agreement may be delivered by .pdf, .jpeg or fax and will be accepted as an original.
2.Expenses. Each of the Company and the Executive shall bear its/his own costs and expenses in connection with the negotiation and documentation of this Agreement; provided, however, that the Company will reimburse, upon presentation of invoices, the Executive’s attorney fees incurred for legal advice related to the review and finalization of this Agreement and the Consulting Agreement, up to an aggregate of Fifteen Thousand Dollars ($15,000.00), subject to applicable tax withholdings.
3.No Reliance Upon Other Statements. This Agreement is entered into without reliance upon any statement or representation of any party hereto or parties hereby released other than the statements and representations contained in writing in this Agreement.
4.Amendment/Waiver. This Agreement may not be modified without the express written consent of the parties hereto. Any failure by any party to enforce any of its rights and privileges under this Agreement shall not be deemed to constitute waiver of any rights and privileges contained herein.
5.Notice. Any notice to be given hereunder shall be in writing and shall be deemed given when mailed by certified mail, return receipt requested, addressed as follows:

To the Executive at:
The most recent address provided by the Executive to the Company
With a copy to: Richard Grimm, Esq. 1250 Aviation Ave, Suite 250U San Jose, CA 95110

To the Company at:
TriNet Group, Inc. One Park Plaza 6th Floor Dublin, California 94568 Attn: Samantha Wellington, EVP & Chief Legal Officer
6.Company Subsidiaries, Affiliates and Divisions. For purposes of this Agreement, references to the “Company” in Sections 12, 13, 14 and 15 shall include the Company, its subsidiaries and affiliates. References to “subsidiaries,” “affiliates” or “divisions” of the Company shall mean and include those entities or persons publicly identified by the Company to a subsidiary, affiliate or division of the Company and such other entities or persons actually known by the Executive to be a subsidiary, affiliate or division of the Company.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Transition Agreement as of the date and year first set forth above.

TRINET GROUP, INC.

By:

/s/ David Hodgson
Its: David Hodgson
Chair of the Board of Directors of TriNet Group, Inc.

EXECUTIVE

By: /s/ Burton M. Goldfield___________
Burton M. Goldfield

TRINET GROUP, INC.
RESTRICTED STOCK UNIT GRANT NOTICE
(AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN;
PERFORMANCE AWARD)

TriNet Group, Inc. (the “Company”), pursuant to its Amended and Restated 2019 Equity Incentive Plan (the “Plan”), hereby awards to Participant a performance-based Restricted Stock Unit Award in respect of the target and maximum number of restricted stock units (“RSUs”) for the number of shares of the Company’s Common Stock (“Shares”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth herein, including the vesting criteria set forth on ATTACHMENT I hereto (the “Vesting Criteria”), and in the Plan, the Restricted Stock Unit Award Agreement and the Restrictive Covenant Agreement, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan or the Restricted Stock Unit Award Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan will control.

Participant:	Burton Goldfield
Award Number	2023_1
Date of Gran	March 15, 2023
Target Award	45,455
Maximum Award	200% of Target Aw
Performance Period	See ATTACHMENT
Vesting Criteria: The Award will be eligible for vesting, contingent upon attainment of both the performance and service conditions specified on the attached ATTACHMENT I.
Issuance Schedule: The shares will be issued (to the extent any portion of the Award is earned and becomes vested in accordance with the Vesting Criteria) in accordance with the issuance schedule set forth in Section 6 of the Restricted Stock Unit Award Agreement.
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement (including any addenda attached thereto), the Restrictive Covenant Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement, the Restrictive Covenant Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law or listing standards applicable to the Company, and

(iii) any written employment or severance arrangement that would provide for vesting acceleration of the Award upon the terms and conditions set forth therein.
By accepting the Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Restricted Stock Unit Award Agreement, the Restrictive Covenant Agreement, applicable prospectus, and the Plan and agrees to all of the terms and conditions set forth in these documents. Furthermore, by accepting the Award, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

ATTACHMENT I
VESTING CRITERIA

Performance Period
January 1, 2023 – December 31, 2023
Performance Criteria
The “Performance Criteria” for determining the Actual Award shall be based on the Company’s results in the following areas for the Performance Period as shown in the table below:
50% shall be based on the annual growth rate in the Company’s Professional Service Revenues, as reported in the Company’s audited financial statements (“Professional Service Revenue Growth Rate ”).
50% shall be based on GAAP Earnings Per Share, as reported in the Company’s audited financial statements (“GAAP EPS”).
However, the forgoing will exclude any unanticipated Merger and/or Acquisition activity after the Performance Criteria are established by the Company.

	Professional Service Revenue Growth R	GAAP EPS
Max	7%	$4.38
Target	4%	$3.84
Threshold	1%	$3.30
The “Performance Multiplier” shall be determined as follows for each of the Performance Criteria, and then determining a total Performance Multiplier based on the weighting of the Performance Criteria set forth above:

	Achievement Leve
	Below Threshold	Threshold	Target	Maximum
Performance Multiplie (as a percentage of tar	0%	50%	100%	200%
If the GAAP EPS achievement level falls below threshold, then the Maximum Award shall be capped at the target achievement level for the Professional Service Revenue Growth Rate.
The Performance Multiplier for any Achievement Level which falls between any of the amounts set forth in the table above shall be determined by linear interpolation. For the avoidance of doubt, nothing greater than the Maximum Award can be earned under the Award.
Notwithstanding anything else, the total weighted Performance Multiplier may not exceed 125% of target unless there is at least 60% attainment of the corporate MBOs approved by the Compensation Committee of the Board of Directors of TriNet Group, Inc. for the Performance Period.

Certain Definitions
a.“Actual Award” means the actual number of RSUs under the Award that are determined to be earned for the Performance Period, determined in accordance with, and subject further to the vesting requirements of, the rules under the heading “Determination of Actual Award” below.
b.“Determination Date” means the date on which the Compensation Committee of the Board of Directors of the Company (the “Committee”) certifies in writing the Performance Multiplier and determines the Actual Award for the Performance Period which shall in no event be later than the March 15 following the end of the Performance Period.
a.“Performance Period” means January 1, 2023 through December 31, 2023.
Determination and Vesting of Actual Award
The Committee shall determine the Actual Award based on the Performance Criteria set forth above for the Performance Period, which shall result in the Participant earning an Actual Award reflecting a number of RSUs equal to the total Performance Multiplier times the Target Award. The Committee’s determination of the Actual Award shall be subject to its right to exercise negative discretion.
The Actual Award will vest as follows: 50% on December 31, 2024, and 50% on December 31, 2025, subject to Participant’s Continued Service through each such date (the “Vesting Schedule”).
For the avoidance of doubt, no amounts in excess of the Actual Award shall be eligible for vesting hereunder.
Example: Assume that (i) Participant is granted a Target Award of 30,000 RSUs, and
(ii) the Professional Service Revenue Growth Rate for the Performance Period is met at 100% of target, while the GAAP EPS exceeds the Maximum level. This means that the total Performance Multiplier is (50% times 100%) + (50% times 200%), or a total 150% Performance Multiplier. The Participant would earn (30,000 x 150%) or 45,000 RSUs as the Actual Award, which will be eligible for vesting subject to Participant’s Continued
Service through the Vesting Schedule. However, if (iii) the corporate MBOs are achieved at less than 60% of target, the total weighted Performance Multiplier would be capped at 125%, so that the Participant would earn (30,000 x 125%) or 37,500 RSUs as the Actual Award, which will be eligible for vesting subject to Participant’s Continued Service through the Vesting Schedule. Any amounts in excess of the Actual Award would be forfeited immediately.
Treatment on Change in Control
In the event of a Change in Control (as defined in the TriNet Group, Inc. Amended and Restated Executive Severance Benefit Plan or any amendment, restatement or successor to such plan and any similar plan or agreement then in effect and applicable to Participant (a “Change in Control Plan”)) prior to the Determination Date, the Committee will provide, effective upon such Change in Control, that the Actual Award shall be either (i) the Target Award or (ii) to the extent the Performance Criteria are capable of measurement at such time, the Committee may determine actual performance for either the originally scheduled Performance Period or for a shortened Performance Period, as determined by the Committee in its sole discretion. Such Actual Award shall remain subject to the Vesting Schedule; provided that, in the event of a Change in Control Termination (as defined in the applicable Change in Control Plan) within the applicable Change in Control Period (as defined in the applicable Change in Control Plan), the

Actual Award shall be eligible for accelerated vesting in connection with or following such Change in Control to the same extent as provided for any time-based equity award under the applicable Change in Control Plan.

TRINET GROUP, INC.
AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT
The Participant has been granted an Award (the “Award”) of Restricted Stock Units (“RSUs”) pursuant to the TriNet Group, Inc. Amended and Restated 2019 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), the Notice of Restricted Stock Unit Award (the “Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Date of Grant set forth in the Grant Notice for this Award (the “Grant Date”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
1.Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The number of RSUs is set forth in the Notice.
2.Vesting Dates. Subject to Sections 3 and 4, the Award shall vest on the dates set forth in the Notice.
3.Termination of Service. Except as otherwise provided for in any employment- related agreement between the Participant and the Company or any Subsidiary or Affiliate, upon a Termination of Service, the Committee, in its sole discretion, shall determine whether and to what extent any unvested RSUs may vest, settle, be paid or forfeited; provided that in the event of a Termination of Service for Cause, the Committee may determine whether and to what extent any vested RSUs may be forfeited. Absent such exercise of discretion, in the event of the Participant’s Termination of Service for any reason, any RSUs that are not vested as of the date of such Termination of Service will be forfeited without payment of any consideration to Participant. For the avoidance of doubt and for purposes of this Award only, Termination of Service will be deemed to occur as of the date the Participant is no longer actively providing services as an Employee or Consultant (except, in certain circumstances at the sole discretion of the Company, to the extent the Participant is on a Company approved leave of absence) and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable laws, unless otherwise determined by the Company in its sole discretion.
Notwithstanding the foregoing, on a Termination of Service in the event of death or Disability, the Award shall vest (i) if following the Determination Date, based on the Committee’s determination of an Actual Award, and (ii) if prior to the Determination Date, based on a deemed determination of a Target Award, and, in each case, prorated based on a ratio the numerator of which is the number of days in the Performance Period prior to the date of the Participant’s Termination of Service and the denominator of which is the total days in the Performance Period, and be distributed as soon as practicable but in no event later than 60 days following the Participant’s Termination of Service. For this purpose, Disability or Disabled shall mean that the Participant meets the initial eligibility requirements for receiving benefits under the Employer’s long term disability plan. In the event, the Participant is not eligible for or elects not to enroll in the Employer’s long term disability plan, the Participant is deemed Disabled by the Company if the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. An individual shall not be considered Disabled unless the individual furnishes proof of the existence thereof in such form and manner, and at such times, as the Company may require. Further, the Company may retain a physician or other third party to assist in determining whether a Participant is Disabled.
4.Change in Control. In the event of a Change in Control, the RSUs will be treated in accordance with Section 12(b) of the Plan.
5.Restrictive Covenants. As a condition precedent to the grant of the Award, the Participant agrees to be subject to the restrictive covenants as set forth in APPENDIX A (the “Restrictive Covenants Agreement”).
6.Transfer of RSUs.
a.General Prohibition on Transfer. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be pledged, assignable, alienable, saleable or transferable by the Participant except as provided in this Section 6. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
b.Death. The Award may be transferable by will or pursuant to the laws of descent and distribution. In addition, upon receiving written permission from the Board or its duly authorized designee, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect transactions under the Plan, designate a third party who, in the event of the Participant’s death, will thereafter be entitled to receive any distribution Shares or other consideration to which the Participant was entitled at the time of the Participant’s death pursuant to this Agreement. In the absence of such a designation, the Participant’s executor or administrator of the Participant’s estate will be entitled to receive, on behalf of the Participant’s estate, such Shares or other consideration.
c.Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, the Participant may transfer the Award to a trust if that Participant is considered to be the sole beneficial owner (determined under Section 671 of the U.S. Internal Revenue Code (the “Code”) and applicable law) while the Award is held in the trust, provided that the Participant and the trustee enter into transfer and other agreements required by the Company.
7.Voting Rights. The Participant shall have no voting rights or any other rights as a stockholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
8.Dividend Equivalents. Except as provided in the Notice, if a cash dividend is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Committee shall determine, in its sole discretion, whether the Participant will be eligible to receive an amount in cash (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had the Shares underlying the RSUs been held by the Participant as of the time at which such dividend was declared. If applicable, each Dividend Equivalent will be paid to the Participant in cash as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting

Date of the corresponding RSUs. For clarity, no Dividend Equivalent will be paid with respect to any RSUs that are forfeited.
9.Distribution of Shares.
a.Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date, one Share for each such RSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
b.Notwithstanding the foregoing, in the event that (i) the Participant is subject to the Company’s policy permitting certain individuals to sell Shares only during certain “window” periods, in effect from time to time or the Participant is otherwise prohibited from selling Shares in the public market and any Shares covered by the Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to the Participant, as determined by the Company in accordance with such policy, or does not occur on a date when the Participant is otherwise permitted to sell Shares on the open market, and (ii) the Company elects not to satisfy its obligations for Tax-Related Items (as defined in Section 10(a) below) by withholding Shares from the Participant’s distribution, then such Shares will not be delivered on such Original Distribution Date and will instead be delivered on the first business day of the next occurring open “window period” applicable to the Participant pursuant to such policy (regardless of whether the Participant is still providing continuous services at such time) or the next business day when the Participant is not prohibited from selling Shares in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the Shares originally became vested. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such Shares) will be determined by the Company. In all cases, the delivery of Shares under this Award is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such manner.
10.Responsibility for Taxes.
a.The Participant acknowledges that, regardless of any action taken by the Company or the Participant’s employer (“Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax- related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and

(ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax- Related Items in more than one jurisdiction.
b.As a condition to the grant, vesting and settlement of the Award, prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy (and will indemnify the Company and any Subsidiary or Affiliate) with respect to any and all Tax-Related Items which arise upon the grant, vesting or settlement of the Award, ownership or disposition of Shares, receipt of dividends, if any, or otherwise in connection with the Award or Shares. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company and/or the Employer from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; (ii) requiring the Participant to remit the aggregate amount of such Tax-Related Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company or the Employer; (iii) through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Shares issued on settlement of the Award by the number of Shares with an aggregate fair market value that equals the amount of the Tax-Related Items associated with such settlement; or (v) any other method of withholding determined by the Company and permitted by applicable law.
c.The Participant acknowledges and agrees that, absent an affirmative election otherwise, such Tax-Related Items shall be satisfied through “net settlement” as set forth in Section 10(b)(iv).
d.Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the settled Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
e.The Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
f.The Participant further acknowledges and agrees that the Participant is solely responsible for filing all relevant documentation that may be required in relation to the Award or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company or any Subsidiary or Affiliate pursuant to applicable laws), such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or settlement of the Award, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. The Participant further acknowledges that the Company makes no representations or undertakings regarding the treatment of any Tax-Related Items and does not commit to and is under no obligation to structure the terms or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. The Participant also understands that applicable laws may require varying Share or Restricted Stock Unit valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of the Participant under applicable laws. Further, if the Participant has become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable event, the Participant acknowledges that the Company or any Subsidiary or Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
11.Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Subsidiary or Affiliate (including the Employer) or (c) any calculation of base pay or regular pay for any purpose.
12.Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 19 (Cancellation or “Clawback” of Awards) of the Plan, subject to applicable law.
13.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
14.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
TriNet Group, Inc. One Park Place Suite 600
Dublin, CA 94568
Attention: Chief Legal Officer
If to the Participant, to the address of the Participant on file with the Company.
15.No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate (including the Employer). Nothing in the Plan or in this Agreement shall interfere with or limit in any way the right of the Company or a Subsidiary or Affiliate thereof to terminate the Participant’s service at any time, subject to applicable laws.
16.No Right to Future Awards. In accepting the Award, the Participant acknowledges that the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan. The grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, other Awards or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past, and all decisions with respect to future grants of RSUs or other Awards, if any, will be at the sole discretion of the Company. In addition, the Participant’s participation in the Plan is voluntary, and the RSUs and the Shares subject to the RSUs are extraordinary items that do not constitute regular compensation for services rendered to the Company or any Subsidiary or Affiliate and are outside the scope of the Participant’s employment contract, if any.
17.Restrictive Legends. The shares issued under the Award will be endorsed with appropriate legends as determined by the Company.
18.Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, addenda, appendices, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
19.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

20.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
21.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
22.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
23.No Advice Regarding Grant; Opportunity to Obtain Advice of Counsel. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with the Participant’s own personal tax, financial and/or legal advisors regarding the Tax-Related Items arising in connection with the Award. By accepting the Award, the Participant acknowledges and agrees that he or she has done so or knowingly and voluntarily declined to do so. The Participant acknowledges and agrees that he or she has reviewed the Agreement, the Notice and the Plan in their entirety, including any addenda or other documents referred to herein or therein, and have had the opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understood the provisions of the Award.
24.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s or the Employer’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment with the Company or the Employer.
25.Governing Law; Venue. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. Notwithstanding any arbitration agreement that otherwise may exist between the Participant and the Company, the Participant and the Company agree that, in the event of any dispute arising under this Agreement, any such dispute is not subject to arbitration, and the Participant and the Company instead hereby submit and consent to the exclusive jurisdiction of the State of Delaware and agree that any such litigation shall be conducted only in the courts of Delaware or the federal courts of the United States located in Delaware and no other courts.
26.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, or take any other action, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement. Furthermore, the Participant acknowledges that the applicable laws of the country in which the Participant is residing or working at the time of grant, vesting and settlement of the RSUs or the ownership or sale of Shares received pursuant to the RSUs (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject the Participant to additional procedural or regulatory requirements that the Participant is and will be solely responsible for and must fulfill. Such requirements may be outlined in but are not limited to the Country-Specific Addendum (the “Addendum”) attached hereto, which forms part of this Agreement. Notwithstanding any provision herein, the Participant’s participation in the Plan shall be subject to any applicable special terms and conditions or disclosures as set forth in the Addendum. The Participant also understands and agrees that if the Participant works, resides, moves to, or otherwise is or becomes subject to applicable laws or company policies of another jurisdiction at any time, certain country-specific notices, disclaimers and/or terms and conditions may apply to the Participant as from the date of grant, unless otherwise determined by the Company in its sole discretion.
27.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
28.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s Personal Data (as described below) by and among, as applicable, the Company, any Subsidiary, Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that refusal or withdrawal of consent will affect the Participant’s ability to participate in the Plan; without providing consent, the Participant will not be able to participate in the Plan or realize benefits (if any) from the RSUs.
The Participant understands that the Company and any Subsidiary, Affiliate or designated third parties may hold personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary or Affiliate, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Personal Data”). The Participant understands that Personal Data may be transferred to any Subsidiary, Affiliate or third parties assisting in the implementation, administration and management of the

Plan, that these recipients may be located in the United States, the Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the affiliate or entity that is the Participant’s employer and its payroll provider.
The Participant should also refer to any data privacy policy implemented by the Company (which will be available to the Participant separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of the Participant’s Personal Data.
29.Foreign Exchange Fluctuations and Restrictions. The Participant understands and agrees that, if required by the Company or applicable laws, any cross-border funds transfers in connection with the RSUs (including proceeds from the sale of Shares or receipt of any dividends) must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Participant to provide to such entity certain information regarding the transaction. Moreover, the Participant understands and agrees that the future value of the underlying Shares is unknown and cannot be predicted with certainty and may decrease in value. The Participant understands that neither the Company nor any Subsidiary or Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any Subsidiary or Affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of the RSUs (or the calculation of income or Tax-Related Items thereunder).
30.Communications and Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Participant’s current or future participation in the Plan, shares, or any other Company-related documents by electronic means. By accepting this Agreement, whether electronically or otherwise, the Participant hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. To the extent the Participant has been provided with a copy of this Agreement, the Plan, or any other documents relating to the RSUs in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation.

Country-Specific Addendum

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals who work or reside in the countries listed below and that may be material to the Participant’s participation in the Plan. Such notices, disclaimers, and/or terms and conditions may also apply, as from the date of grant, if the Participant moves to or otherwise is or becomes subject to the applicable laws or Company policies of the country listed. However, because foreign exchange regulations and other local laws are subject to frequent change, the Participant is advised to seek advice from his or her own personal legal and tax advisor prior to accepting an RSU or holding or selling Shares acquired under the Plan. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s acceptance of the RSUs or participation in the Plan. Unless otherwise noted below, capitalized terms shall have the same meaning assigned to them under the Plan and the Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement. This Addendum forms part of the Restricted Stock Unit Award Agreement and should be read in conjunction with the Restricted Stock Unit Award Agreement and the Plan.
Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Restricted Stock Unit Award Agreement (of which this Addendum is a part), the Plan, and any other communications or materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States, and the issuance of securities described in any Plan-related documents is not intended for public offering or circulation in the Participant’s jurisdiction.

Canada
Securities Law Notice. The security represented by the RSUs was issued pursuant to an exemption from the prospectus requirements of applicable securities legislation in Canada. The Participant acknowledges that, as long as the Company is not a reporting issuer in any jurisdiction in Canada, the RSUs and the underlying Shares will be subject to an indefinite hold period in Canada and subject to restrictions on their transfer in Canada. Subject to the terms and conditions of the Agreement and applicable securities laws, the Participant is permitted to sell Shares acquired through the designated broker appointed under the Plan, assuming the sale of such Shares takes place outside Canada.

Settlement in Shares Only. Notwithstanding any discretion in the Plan to the contrary, settlement of the RSUs shall only be made in Shares issued by the Company from treasury and not, in whole or in part, in the form of cash (other than as explicitly consented to by you in Section 10 of the Agreement for tax withholding and payment purposes) or other consideration.

Employee Tax Treatment. For Canadian federal income tax purposes, the RSUs are intended to be treated as an agreement by the Company to sell or issue Shares to the employee and, as such, is intended to be subject to the rules in section 7 of the Income Tax Act (Canada). Under those rules, the employee will be considered to have received an employment benefit at the time of settlement of the vested RSUs equal to the full value of the Shares received, which amount will be taxed as employment income and will be subject to withholding at source.

Foreign Ownership Reporting. If the Participant is a Canadian resident, his or her ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations. The Participant should please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult their tax advisor for further details.

Quebec: Consent to Receive Information in English. The following applies if the Participant is a resident of Quebec:
The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

India
Exchange Control Information. The Participant understands that he or she must repatriate to India and convert to local currency any proceeds from the sale of Shares acquired under the Plan within 90 days of receipt and any dividends received in relation to the Shares within 60 days of receipt. The Participant will receive a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency. The Participant should maintain the FIRC as evidence of the repatriation of funds in case the Reserve Bank of India, the Company, or any Subsidiary or Affiliate requests proof of repatriation.

Share Valuation. The amount of the Award subject to tax, including for reporting and withholding, will partially depend upon a valuation that the Company will obtain from a Category I Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.

APPENDIX A

RESTRICTIVE COVENANT AGREEMENT

As a material condition to the grant of the Award provided for under the Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement by and between the grant recipient (“Employee”) and TriNet Group, Inc. (collectively with its Subsidiaries and Affiliates, “TriNet”), Employee enters into and agrees to be bound by this Restrictive Covenant Agreement (the “RCA”), made by and between Employee and TriNet effective as of the date Employee accepts the Award. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement or the TriNet Group, Inc. Amended and Restated 2019 Equity Incentive Plan.
SECTION 1. Confidential Information.
a.Non-Disclosure. Employee agrees that during and after employment with TriNet, Employee will not (i) directly or indirectly disclose to any person or entity, or use, except for the sole benefit of TriNet, any of TriNet’s confidential or proprietary information or trade secrets (collectively, “Company Information”) or (ii) publish or submit for publication, any article or book relating to TriNet, its development projects, or other aspects of TriNet business. By way of illustration and not limitation, Company Information shall include TriNet’s trade secrets; research and development plans or projects; data and reports; computer materials such as software programs, instructions, source and object code, and printouts; products prospective products, inventions, developments, and discoveries; data compilations, development databases; business improvements; business plans (whether pursued or not); ideas; budgets; unpublished financial statements; licenses; pricing strategy and cost data; information regarding the skills and compensation of any employees, non-employee directors or consultants of TriNet (other than Employee); the personally identifying and protected health information of any employee, non- employee director or consultant of TriNet (other than Employee), including worksite employees of TriNet customers; lists of current and potential customers of TriNet; information about customers’ purchasing history, pricing, preferences and profitability; strategies, forecasts and other marketing information and techniques; employment and recruiting strategies and processes; sales practices, strategies, methods, forecasts, compensation plans, and other sales information; investor information; and the identities of TriNet’s suppliers, vendors, and contractors, and all information about those supplier, vendor and contractor relationships such as contact person(s), pricing and other terms. The definition of Company Information shall include both “know-how” (i.e., information about what works well) and “negative know-how” (i.e., information about what does not work well). Employee further acknowledges and agrees that all Company Information is confidential and proprietary and shall remain the exclusive property of TriNet.

i.Wisconsin. If Employee last worked for TriNet in Wisconsin, the restrictions set forth in Section 1.1 shall apply during Employee’s employment with TriNet and for eighteen (18) months after Employee’s employment with TriNet ends.
a.Improper Use of Trade Secret Information. In furtherance of Employee’s promises in this Section 1, Employee agrees that during Employee’s employment and for a period of one year following termination of employment with TriNet, Employee will not, for Employee’s own benefit or for the benefit of a competitor of TriNet, use TriNet’s trade secrets, or use Employee’s knowledge of TriNet’s trade secret customer information, directly or indirectly, to (i) identify TriNet customers for solicitation; (ii) facilitate the solicitation of TriNet’s customers; or (iii) otherwise compete unfairly with TriNet.
SECTION 2. Permitted Disclosures. Nothing in this RCA limits Employee’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege, to the Securities and Exchange Commission (the “SEC”) or any other federal, provincial, state or local governmental agency or commission or self-regulatory organization regarding possible legal violations, without disclosure to TriNet. TriNet may not retaliate against Employee for any of these activities, and nothing in the RCA requires Employee to waive any monetary award or other payment to which Employee might become entitled from the SEC or any other government agency or self-regulatory organization as a result of such communication. Employee understands that these restrictions on disclosure or use of Company Information shall not limit in any way any right Employee may have to disclose or use information, including but not limited to information about unlawful acts in the workplace such as sexual harassment, pursuant to the National Labor Relations Act or any other applicable federal, provincial, state, or local law, including the right to communicate with co-workers for the purpose of improving terms and conditions of employment. Moreover, nothing in this RCA prohibits Employee from notifying TriNet that Employee is going to make a report or disclosure to law enforcement. Further, pursuant to the Defend Trade Secrets Act of 2016 or applicable law, Employee shall not have criminal or civil liability under any federal provincial or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, provincial, state, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if Employee files a lawsuit for retaliation by TriNet for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and may use the trade secret information in the court proceeding, if Employee (X) files any document containing the trade secret under seal and (Y) does not disclose the trade secret, except pursuant to court order.
SECTION 3. Notice of Resignation. In the event Employee resigns Employee’s employment with TriNet and is immediately prior to such resignation employed in the TriNet Sales department in any position, or in any other part of TriNet with a job code of Executive Director or above, excluding any “officers” of the Company (as such term is defined by Section 16 of the Securities Exchange Act of 1934, as amended) to help effectuate and ensure an orderly transition Employee shall provide TriNet with thirty (30) days’ notice of Employee’s resignation from TriNet as more specifically set forth in Sub-sections 3.1 through 3.4, below.

a.Thirty (30) Days’ Notice. Employee will provide thirty days’ notice of Employee’s resignation in writing submitted to Employee’s direct supervisor and the Human Resources Department via email to MYHR@trinet.com, and such written notice shall include a disclosure of any new position or affiliation Employee has accepted, intends to accept or is considering accepting upon expiration of the Notice Period. (The first thirty (30) days following submission of a resignation in compliance with this RCA as outlined below shall be the “Notice Period.”) Employee further agrees to give TriNet notice pursuant to this Section 3 immediately upon communicating to any prospective new employer that Employee has accepted or will be accepting an offer of employment with another employer.
b.Duties and Cooperation During Notice Period. During the Notice Period Employee’s manager may ask Employee to take steps to help transition responsibility for ongoing projects and/or other job duties. Employee agrees to perform these duties and tasks, as Employee’s manager in manager’s sole discretion may direct, including without limitation any or all of the following: (i) organize files and notes of any projects for transition; (ii) meet with Employee’s managers or their designee to review files and other data to help ensure that TriNet personnel are aware of and understand any files, projects or other business related data; (iii) meet with Employee’s manager or the manager’s designee to review the status of any projects, work, clients or personnel for which Employee was assigned responsibility, in order to help ensure that business needs may be seamlessly transitioned to and serviced by other TriNet personnel; (iv) otherwise being available to TriNet, as requested by Employee’s managers, to provide reasonable assistance to effectuate an orderly transition of files, projects, data, client service or personnel responsibilities, and any other job duties, prior to Employee’s last day of employment. The foregoing list is neither intended to be an exhaustive list of the transition-related tasks Employee may be required to perform, nor is it a promise that TriNet will have Employee engage in any or all of the listed tasks. There may be times during the Notice Period when TriNet is preparing for the transition in a way that does not involve Employee’s active engagement, and as such TriNet at its sole discretion may instruct Employee not to work or enter TriNet’s premises on some or all days of the Notice Period.
c.Conduct During Notice Period. During the Notice Period, Employee will be a TriNet employee, will remain on TriNet’s payroll, will receive the same base rate of pay, and will continue to be eligible for all employee benefits just as in the period prior to Employee’s giving Notice of Resignation to TriNet. Employee’s primary job duties during the Notice Period will involve assisting TriNet to effectuate an orderly transition of duties to other TriNet personnel as assigned by Employee’s manager. During the Notice Period, Employee shall: (i) not discuss or communicate about Employee’s impending departure from TriNet with clients or others who are not employees of TriNet unless authorized in writing to do so by Employee’s manager; (ii) not take any TriNet data, records or information off the premises of any TriNet office or facility; (iii) access TriNet systems only with express permission of Employee’s manager (Employee understands that such accessibility may be terminated during the Notice Period); (iv) return to Employee’s TriNet manager, within one business day of tendering Employee’s notice of resignation, all files, data and information relating to TriNet clients or business which Employee may have had off premises during the course of Employee’s employment; (v) not use any social networking system or function to update any clients about Employee’s employment status with TriNet and/or any impending change of such status; and (vi) if Employee has had remote access to TriNet computer systems or if Employee has ever used a non-TriNet issued computer or electronic device for work, Employee will, upon TriNet’s request, make such personal computer(s) or other electronic devices available to TriNet and/or its computer forensic experts for imaging and searching to verify that all TriNet client data and any other non-public information has been removed. Employee understands and agrees that a core purpose of the Notice Period is to enable the orderly transition of files, data and client responsibility to other TriNet employees, and accordingly Employee understands and agrees that TriNet is free to and may elect to engage in a variety of transition-related activities, including but not limited to notifying clients of Employee’s intent to leave TriNet, informing clients of the identity of other TriNet employees being assigned to service their accounts, introducing the clients to other TriNet personnel, and/or holding meetings with clients that may or may not include Employee, as Employee’s manager may elect. Employee agrees and understands that during the Notice Period, Employee owes TriNet an unmitigated duty of loyalty, and that Employee shall do nothing during the Notice Period that Employee intends or reasonably expects to further Employee’s personal interests or the interests of Employee’s new employer to the actual or potential detriment of TriNet.
d.At Will. Employee understands and agrees that nothing in this the Restricted Stock Unit Award Agreement or RCA changes Employee’s "at will" employment status, and that TriNet may end the employment relationship at any time, with or without notice, for any reason or no reason at all. Likewise, Employee is free to end the employment relationship at any time, subject only to Employee’s obligation to provide notice in the manner described herein. Without limitation of the foregoing, Employee understands that TriNet retains the right in its absolute and sole discretion to terminate Employee’s employment after receiving notice from Employee pursuant to this RCA, at which point Employee’s employment and the Notice Period will come to an end (including any associated obligation by TriNet to continue Employee’s salary and benefits during the Notice Period), but in no event shall TriNet terminate Employee’s employment or the Notice Period sooner than two (2) weeks after the date on which Employee gives notice of resignation pursuant to Section 3 (provided, however, that TriNet retains the right as set forth above to determine what duties, if any, will be performed during such two-week period).

i.Canada. The foregoing paragraph shall apply to Canadian employees, except that TriNet shall not terminate the Employee’s employment or the Notice Period sooner than the lesser of only: (i) the minimum period of notice prescribed by applicable employment standards legislation, and (ii) two (2) weeks after the date on which Employee gives notice of resignation pursuant to section 3. In no event will Employee receive less than the minimum requirements prescribed by applicable employment standards legislation and, should such legislation provide for any minimum benefit or entitlement in excess of the payment or benefits provided pursuant to this paragraph, Employee will receive such greater minimum entitlement and nothing more.

i.India. This Section 3.4.2 shall apply to Indian employees in lieu of the first paragraph of Section 3.4. Subject to the Notice Period requirement above, either party may terminate the employment without cause by giving prior written notice to the other party as specified in the Employee’s applicable offer letter from the Company or its Subsidiary or Affiliate that employs Employee (“TriNet”) (or payment in lieu of such notice by TriNet). Further, TriNet reserves the right to terminate Employee’s employment for cause without giving any prior notice or payment in lieu of notice in accordance with its internal policies and the offer letter.
SECTION 4. Non-Solicitation.
a.Customer Non-Solicitation. Employee will not, directly or indirectly, during employment with TriNet and for twelve (12) months following termination or separation of such employment for any reason, solicit or attempt to solicit any of TriNet’s customers or the business or patronage of such customers, either for themselves of on behalf of any other person, partnership, corporation, or other entity. This restriction is limited to (a) customers Employee serviced, solicited or interacted with at any time during the 24 months immediately preceding termination of employment with TriNet; (b) customers serviced or solicited by other TriNet employees whom Employee directly supervised during the 24 months immediately preceding termination of employment with TriNet; and (c) customers about whom Employee had access to Confidential Information during the 24 months immediately preceding termination of employment with TriNet.
i.Alabama. Sub-section 4.1, above, does not apply if the state in which Employee last worked for TriNet was Alabama, in which case Employee will not directly or indirectly, during employment with TriNet and for twelve (12) months following termination or separation of such employment for any reason, solicit any of TriNet’s current customers, either for Employee’s own benefit or advantage or on behalf of any other person, partnership, corporation, or other entity, so long as TriNet carries on a like business. This restriction is limited to (a) current customers Employee serviced, solicited or interacted with at any time during the 24 months immediately preceding termination of employment with TriNet; (b) current customers serviced or solicited by other TriNet employees whom Employee directly supervised during the 24 months immediately preceding termination of employment with TriNet; and (c) current customers about whom Employee had access to Confidential Information during the 24 months immediately preceding termination of employment with TriNet.
ii.California & North Dakota. Sub-section 4.1, above, does not apply if the state in which Employee last worked for TriNet was California or North

Dakota, provided, however, that with respect to Notice of Resignation and Non-Solicitation of customers Employee nevertheless is bound by the terms of Sections 3 and 1.2 above.
iii.Colorado. If at the time of Employee’s termination of employment with TriNet, Employee had been primarily working for TriNet in Colorado or had been primarily residing in Colorado while working for TriNet, see Sub-section 6.1 below for important limitations and acknowledgments relating to the restrictions contained in the above Sub-section 4.1.
iv.Illinois. Subsection 4.1, above, does not apply if the state in which Employee last worked for TriNet was Illinois unless, as of the time of execution of the Restricted Stock Unit Award Agreement, Employee’s actual or expected annualized rate of earnings with TriNet exceed Forty-five thousand dollars ($45,000) per year (or such other amount established by existing statutory terms or subsequent statutory modifications).
v.Nebraska. Sub-section 4.1 does not apply if the state in which Employee last worked for TriNet was Nebraska, in which case Employee will not, during employment with TriNet and for twelve (12) months following termination or separation of employment, solicit any TriNet current customers with which Employee actually did business and had personal contact during the 18 months immediately preceding termination of employment with TriNet
vi.Oklahoma. Sub-section 4.1 does not apply if the state in which Employee last worked for TriNet was Oklahoma, in which case Employee will not, during employment with TriNet and for twelve (12) months following termination or separation of employment for any reason, directly solicit TriNet’s Established Customers or the business or patronage of such Established Customers either for Employee’s own purposes or on behalf of any other person, partnership, corporation, or other entity. The term “Established Customers” in this Section 4.1.2. means customers who were active customers of TriNet at the time of termination of Employee’s employment with TriNet. This restriction on direct solicitation of Established Customers is further limited to (a) Established Customers that Employee serviced, solicited, or interacted with at any time during the 24 months immediately preceding Employee’s termination of employment with TriNet; and (b) Established Customers serviced or solicited by other TriNet employees whom Employee supervised during the 24 months immediately preceding Employee’s termination of employment with TriNet.
vii.South Dakota. If the state in which Employee last worked for TriNet was South Dakota, enforcement of the restrictions in Paragraph 4.1 will be limited to the geographic area or areas for which Employee was responsible at any time during the twelve (12) months immediately preceding Employee’s termination of employment with TriNet.

b.Employee Non-Solicitation. Employee will not, directly or indirectly, during employment with TriNet and for twelve (12) months following termination or separation of employment for any reason, solicit or recruit any TriNet employee(s), non-employee director(s) or consultant(s) of TriNet to accept a position with another company or entity, nor otherwise encourage or induce any TriNet employee, non-employee director or consultant to terminate their employment or affiliation with TriNet. This restriction applies only to (a) employees Employee supervised at any time during the 24 months immediately preceding termination of employment with TriNet, (b) employees with whom Employee worked in the same office at any time during the 24 months immediately preceding termination of employment with TriNet, and (c) employees with whom Employee otherwise had material contact at any time during the 24 months immediately preceding termination of employment with TriNet.
i.Alabama. Sub-section 4.2, above, does not apply if the state in which Employee last worked for TriNet was Alabama, in which case Employee will not directly or indirectly, during employment with TriNet and for twelve (12) months following termination or separation of employment for any reason, hire or employ any agent, servant or employee of TriNet who holds a position uniquely essential to the management, organization, or service of the business of TriNet.
ii.Colorado. If at the time of Employee’s termination of employment with TriNet, Employee had been primarily working for TriNet in Colorado or had been primarily residing in Colorado while working for TriNet, see Sub-section 6.1 below for important limitations and acknowledgments relating to the restrictions contained in the above Sub-section 4.2.
iii.Illinois. Sub-section 4.2, above, does not apply if the state in which Employee last worked for TriNet was Illinois unless, as of the time of execution of the Restricted Stock Unit Award Agreement, Employee’s actual or expected annualized rate of earnings with TriNet exceed Seventy-five thousand dollars ($75,000) per year (or such other amount established by existing statutory terms or subsequent statutory modifications).
iv.Nebraska. Sub-section 4.2, above, does not apply if the state in which Employee last worked for TriNet was Nebraska, in which case Employee will not, during employment with TriNet and for twelve (12) months following termination or separation of employment, solicit any TriNet current employee with whom Employee had personal contact during the 18 months immediately preceding termination of employment with TriNet.
SECTION 5. Non-Competition. During Employee’s employment with TriNet, and for a period of twelve (12) months immediately following termination or separation of such employment for any reason, Employee will not, directly or indirectly, perform on behalf of a competitor the same or similar job duties that Employee performed in Employee’s last twelve (12) months of employment with TriNet. This restriction will only apply in the geographic territory for which Employee had responsibility in Employee’s last twelve (12) months of employment with TriNet. Additionally, this restriction will only apply to the performance of job duties competitive with a segment or business line of TriNet’s business in which Employee worked in Employee’s last twelve (12) months of employment with TriNet. Employee has the right to consult with Employee’s counsel prior to accepting the Restricted Stock Unit Award Agreement containing this RCA.
a.Notwithstanding the foregoing, where applicable, this Section 5 will apply only to the extent permissible under (i) the ABA Model Rules of Professional Conduct’s provisions regarding restrictions on the right to practice law, and/or (ii) any applicable state counterpart similarly addressing restrictions on the right to practice law.
b.California, Oklahoma, Nebraska, North Dakota. Section 5, above, does not apply if the state in which Employee last worked for TriNet was California, Oklahoma, Nebraska or North Dakota.
c.Colorado. If at the time of Employee’s termination of employment with TriNet, Employee had been primarily working for TriNet in Colorado or had been primarily residing in Colorado while working for TriNet, see Sub-section 6.1 below for important limitations and acknowledgments relating to the restrictions contained in the above Section 5.
d.Massachusetts. If Employee last worked for TriNet in Massachusetts, then Employee hereby agrees that Employee’s acceptance of the Award identified in the Restricted Stock Unit Award Agreement, and Employee’s enjoyment of the financial opportunities flowing from such participation, provide Employee with a valuable investment opportunity which constitutes other mutually agreed consideration supporting Employee’s agreement to abide by the restrictions contained herein for purposes of compliance with Massachusetts law relating to non-competition agreements.
e.Washington. If Employee last worked for TriNet in Washington and entered the Restricted Stock Unit Award Agreement at the outset of Employee’s employment, then Employee hereby acknowledges and agrees that Employee received written notice of the terms in Section 5 prior to accepting the offer of employment with TriNet. If Employee last worked for TriNet in Washington and entered the Restricted Stock Unit Award Agreement after the commencement of employment, then Employee hereby agrees that Employee’s acceptance of the Award identified in the Restricted Stock Unit Award Agreement, and Employee’s enjoyment of the financial opportunities flowing from such participation, provide Employee with a valuable investment opportunity which constitutes independent consideration supporting Employee’s agreement to abide by the restrictions contained herein for purposes of compliance with Washington law relating to non-competition agreements. Section 5, above, does not apply if Employee last worked for TriNet in Washington and the total amount of Employee’s annualized Earnings does not exceed $107,301.04, adjusted annually for inflation by the Washington Department of Labor and Industries on September 30 of each year, calculated based on the federal Bureau of Labor Statistics’ Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI- W). Earnings for purposes of this Section 5.3 means the compensation reflected on box 1 of Employee’s United States Internal Revenue Service Form W-2 that is paid to Employee over the prior year, or portion thereof for which Employee was employed, annualized and calculated as of the earlier of the date enforcement of the noncompetition covenant is sought or the date of separation from employment.
f.Maine. If Employee last worked for TriNet in Maine, then Employee acknowledges and agrees that Employee received a copy of this RCA at least three business days before Employee was required to sign the Restricted Stock Unit Award Agreement.
g.Illinois. If Employee last worked for TriNet in Illinois, then TriNet advises Employee to have this RCA reviewed by an attorney of Employee’s own choosing to receive legal advice about the RCA prior to Employee signing the Restricted Stock Unit Award Agreement. Employee acknowledges and agrees that Employee received at least 14 days to review this RCA before Employee was required to sign the Restricted Stock Unit Award Agreement, although Employee may choose to sign in fewer than 14 days.
h.Oregon. If Employee last worked for TriNet in Oregon and entered the Restricted Stock Unit Award Agreement after the commencement of employment, then Employee hereby agrees that Employee’s acceptance of the Award identified in the Restricted Stock Unit Award Agreement, and Employee’s enjoyment of the financial opportunities flowing from such participation, provide Employee with a valuable investment opportunity which constitutes a bona fide advancement of the Employee by TriNet supporting Employee’s agreement to abide by the restrictions contained herein for purposes of compliance with Oregon law relating to non- competition agreements. Employee agrees that TriNet has a protectable interest based on Employee’s access to confidential information and/or trade secrets. Section 5, above, does not apply if Employee last worked for TriNet in Oregon and the total amount of Employee’s annual gross salary and commissions, calculated on an annual basis, at the time of Employee’s termination does not exceed $100,533, adjusted annually for inflation pursuant to the Consumer Price Index for All Urban Consumers, West Region (All Items), as published by the Bureau of Labor Statistics of the United States Department of Labor immediately preceding the calendar year of Employee’s termination.

SECTION 6. Reasonableness of Restrictions. Employee acknowledges and agrees that compliance with the non-disclosure, non-solicitation, and non-competition covenants above is both reasonable and necessary to protect TriNet’s legitimate business interests, including its goodwill, its confidential business information, its customer and employee relationships and investment therein, and its reputation, and that Employee’s violation of these covenants is inconsistent with TriNet’s provision of equity ownership incentive grants as contemplated by the Restricted Stock Unit Award Agreement. Employee further acknowledges and agrees that Employee’s post-employment competition, and/or Employee’s solicitation of TriNet customers or personnel during this limited period of time, in violation of the non-competition and non- solicitation covenants above, would be contrary to the purpose, goal, and intent of TriNet’s agreement to provide Employee with the equity incentive award provided to Employee in the Restricted Stock Unit Award Agreement, and that but for Employee’s consent to such post- employment restrictions, the equity incentive award herein would not otherwise be awarded to Employee. Employee further acknowledges that Employee’s participation in equity ownership incentive grants is fully optional on the part of Employee, and that Employee opts to participate fully understanding that the foregoing covenants and restrictions would be conditions of such participation.
a.Colorado. If at the time of Employee’s termination of employment with TriNet, Employee had been primarily working for the Company in Colorado or had been primarily residing in Colorado while working for TriNet, then the restrictions contained in Sections 4 and 5, above, shall apply and be enforceable only if at the time of termination of employment with TriNet, Employee had been earning (a) as to Section 5, an amount of Annualized Cash Compensation equivalent to or greater than the threshold amount to qualify as a Highly Compensated Worker, as the terms Annualized Cash Compensation, Highly Compensated Worker, and Threshold Amount for Highly Compensated Workers are defined in Colorado Revised Statutes Section 8-2-113 or any equivalent Colorado statutory provision that may be in effect at the time of Employee’s termination of employment with TriNet, or (b) as to Section 4, 60% of the amount set forth immediately above in Sub-section 6.1(a). Employee hereby agrees and acknowledges that: (i) during the course of Employee’s employment with TriNet, Employee has had access to, gained knowledge of and/or contributed to the development of trade secret business information of TriNet; and (ii) the restrictions contained in Sections 1, 3, 4 and 5 are necessary to, and designed for, the protection of TriNet’s trade secrets by preventing such trade secrets from being disclosed to a Competitor or used by a Competitor in competition with TriNet.
SECTION 7. Irreparable Harm/Injunctive Relief. Employee acknowledges and agrees that any breach of Employee’s obligations under the Non-Disclosure, Notice of Resignation, Non- Solicitation, and/or Non-Competition covenants above, as applicable, will result in irreparable and continuing harm and injury to TriNet for which there is no adequate remedy at law. Employee further agrees that in the event Employee breaches or threatens to breach the non-disclosure, non- solicitation, and/or non-competition covenants, in addition to any other rights, remedies or damages available to TriNet, TriNet shall be entitled to seek and obtain temporary, preliminary, and permanent injunctive relief to enforce the specific terms of these covenants. Employee further agrees and consents that in any action seeking temporary or preliminary injunctive relief to enforce any of the foregoing restrictions, TriNet and Employee shall be entitled to engage in expedited discovery in aid of proceedings seeking temporary and/or preliminary injunctive relief, including expedited document production, interrogatories, and depositions limited at the expedited stage to those topics that are relevant to temporary and/or preliminary injunctive relief.
SECTION 8. Other Provisions. If any provision of this RCA is found to be invalid or unenforceable, the parties hereto agree that a court may modify, alter or amend such provision to the extent necessary to make it enforceable. If a court declines to modify, alter or amend the provision to make it enforceable, then the remaining provisions of this RCA shall remain in full force and effect. This RCA is assignable by TriNet and will be binding upon and inure to the benefit of TriNet’s successors, assigns and affiliated entities. Employee agrees that, should TriNet, or any subsidiary or unit of TriNet in which Employee works, be acquired by, merge with, or otherwise combine with another business entity, TriNet’s rights under this RCA will be automatically assigned to the surviving entity, and such entity will have all rights to enforce this RCA. Employee hereby consents to any such actual or deemed automatic assignment. Notwithstanding the foregoing, Employee may not assign this Agreement. Nothing in this RCA shall be interpreted to limit any obligations owing by Employee to TriNet as a matter of common law, to the extent applicable. Nothing contained in this RCA shall be construed to reduce or limit TriNet’s right, title or interest in any Company Information or trade secrets so as to be less in any respect than TriNet would have had in the absence of this RCA.
SECTION 9. Governing Law; Venue; Integration. The terms of this RCA and any disputes arising out of it shall be governed by, and construed in accordance with, the laws of the state or province in which Employee was last employed by TriNet, without giving effect to such state or province’s conflict of law principles. Employee agrees and understands that such state or province’s laws will govern as set forth herein regardless of whether Employee moves Employee’s residence or place of employment to another state or location after termination of employment with TriNet. Notwithstanding any arbitration agreement that otherwise may exist between Employee and TriNet, Employee and TriNet agree that in the event of any dispute arising under this RCA, any such dispute is not subject to arbitration, and Employee and TriNet instead hereby mutually confer exclusive jurisdiction and venue for any dispute in any way related to this RCA on the state, provincial or federal court having original jurisdiction for the location in which Employee last worked for TriNet, and Employee and TriNet both agree not to bring any litigation in any way related to this RCA in any other court or forum. This RCA replaces and supersedes any Restrictive Covenant Agreement contained in a prior Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement entered into by the parties.
***
Employee understands and acknowledges that Employee has the right to consult and is encouraged to consult with Employee’s attorney to obtain legal counsel prior to making the choice to accept the Restricted Stock Unit Award Agreement and this RCA and the restrictions contained herein. Employee acknowledges that Employee was given at least fourteen (14) days’ notice together with the language of the covenants contained hereinabove, prior to the effective date of the covenants, in which to review the covenants.
IN WITNESS WHEREOF, Employee accepts the obligations under this Restrictive Covenant Agreement and will be deemed to have accepted and signed this RCA upon Employee’s acceptance of the Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement to which it is attached.

TRINET GROUP, INC.
AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN
Section 1. Purpose. The purpose of the TriNet Group, Inc. 2019 Equity Incentive Plan (as amended from time to time, the “Plan”) is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of TriNet Group, Inc., a Delaware corporation (the “Company”), thereby furthering the best interests of the Company and its stockholders.
Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:
a.“Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
b.“Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.
c.“Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.
d.“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
e.“Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.
f.“Board” means the Board of Directors of the Company.
g.“Cause” is as defined in the Participant’s Service Agreement, if any, or if not so defined, unless otherwise defined in the Participant’s applicable Award Agreement, means the Participant’s: (i) conviction of, plea of guilty to, or plea of nolo contendere to, (x) a felony or (y) any other criminal offense involving moral turpitude, fraud or dishonesty; (ii) the commission of, attempted commission of, or participation in an act of fraud, dishonesty, embezzlement or misappropriation, in each case, against the Company or any of its Affiliates; (iii) misconduct or gross negligence in providing services to the Company or its Affiliates; (iv) conduct that the Participant knew or reasonably should have known would be injurious to, or otherwise have an adverse impact on, the business or reputation of the Company or its Affiliates; (v) unauthorized use or disclosure of the Company’s confidential information or trade secrets; (vi) the Participant’s breach or violation of any policies, rules, procedures, guidelines or statutory duties of the Company or its Affiliates; or (vii) the Participant’s material breach of any applicable Service Agreement, Award Agreement or any restrictive covenant obligations or any other material contract or agreement between the Participant and the Company or any of its Affiliates.

h.“Change in Control” means, unless otherwise the occurrence of any one or more of the following events:
i.any Person, other than any Non-Change in Control Person, is (or becomes, during any 12-month period) the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 50% or more of the total voting power of the stock of the Company; provided that the provisions of this subsection (i) are not intended to apply to or include as a Change in Control any transaction that is specifically excepted from the definition of Change in Control under subsection (iii) below;
ii.a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute at least 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors immediately prior to the date of such appointment or election shall be considered as though such individual were a member of the Existing Board; provided further, that, notwithstanding the foregoing, in the event that the Board increases the number of members of the Board, no individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act or successor statutes or rules containing analogous concepts) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, shall in any event be considered to be a member of the Existing Board;
iii.the consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) 50% or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, 50% or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation that is determined by the Existing Board prior to such merger or consolidation to have been effected solely to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the

Company or its Affiliates of a business) representing 50% or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control; or
iv.the sale or disposition by the Company of all or substantially all of the Company’s assets.
Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
Notwithstanding the foregoing or any provision of any Award Agreement to the contrary, for any Award that provides for accelerated distribution on a Change in Control of amounts that constitute “deferred compensation” (as defined in Section 409A of the Code), if the event that constitutes such Change in Control does not also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets (in either case, as defined in Section 409A of the Code), such amount shall not be distributed on such Change in Control but instead shall vest as of such Change in Control and shall be distributed on the scheduled payment date specified in the applicable Award Agreement, except to the extent that earlier distribution would not result in the Participant who holds such Award incurring interest or additional tax under Section 409A of the Code.
i.“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.
j.“Committee” means the compensation committee of the Board unless another committee is designated by the Board. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
k.“Consultant” means any individual, including an advisor, who is providing services to the Company or any Affiliate or who has accepted an offer to provide such services or consultancy from the Company or any Affiliate.
l.“Director” means any member of the Board.
m.“Disability” means, with respect to a Participant, “disability” as defined in the Participant’s Service Agreement, if any, or if not so defined, unless otherwise provided in the Participant’s applicable Award Agreement, a disability that would qualify as such under the Company’s long-term disability plan. Notwithstanding the foregoing, with respect to any payment pursuant to an Award that is subject to Section 409A of the Code that is triggered upon a Disability, Disability means that the Participant is disabled as defined under Section 409A(a)(2)(C) of the Code.
n.“Effective Date” means the date on which the Plan is approved by the Company’s stockholders.
o.“Employee” means any individual, including any officer, employed by the Company or any Affiliate or any prospective employee or officer who has accepted an offer of employment from the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to any requirements of the Code or applicable laws.

p.“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.
q.“Fair Market Value” means (i) with respect to Shares, the closing price of a Share on the trading day immediately preceding the date of determination (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred), on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, the fair market value of a Share as determined by the Committee in good faith and in a manner that complies with Sections 409A and 422 of the Code, and (ii) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in a manner that complies with Sections 409A and 422 of the Code.
r.“Incentive Stock Option” means an option representing the right to purchase Shares from the Company (or portion of such option), granted pursuant to the provisions of Section 6, that meets the requirements of Section 422 of the Code and is not designated as a Non-Qualified Stock Option by the Committee.
s.“Intrinsic Value” with respect to an Option or SAR Award means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or hurdle price of such Award multiplied by (iii) the number of Shares covered by such Award.
t.“Non-Change in Control Person” means (i) any employee plan established by the Company or any Subsidiary; (ii) the Company or any of its Affiliates; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company.
u.“Non-Employee Director” means any Director who is not an employee of the Company or any Subsidiary.
v.“Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company (or portion of such option), granted pursuant to Section 6, that does not meet the requirements of Section 422 of the Code or is designated as a Non-Qualified Stock Option by the Committee.
w.“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
x.“Other Cash-Based Award” means an Award granted pursuant to Section 11, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.
y.“Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

z.“Participant” means the recipient of an Award granted under the Plan.
aa. “Performance Award” means an Award (or portion thereof) granted pursuant to Section 10.
bb. “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.
cc. “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
dd. “Prior Plan” means the TriNet Group, Inc. 2009 Equity Incentive Plan.
ee. “Restricted Stock” means any Share subject to certain restrictions and forfeiture conditions, granted pursuant to Section 8.
ff. “RSU” means a contractual right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof, granted pursuant to Section 9 that is denominated in Shares. Awards of RSUs may include the right to receive dividend equivalents.
gg. “SAR” means any right granted pursuant to Section 7 to receive upon exercise by the Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant.
hh. “SEC” means the U.S. Securities and Exchange Commission.
ii. “Service Agreement” means any offer letter or employment, severance, consulting or similar agreement between the Company or any of its Subsidiaries and the Participant.
jj. “Share” means a share of the Company’s common stock, $0.000025 par value.
kk. “Subsidiary” means an entity of which the Company, directly or indirectly, holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. Whether employment by or service with a Subsidiary is included within the scope of this Plan shall be determined by the Committee.
ll. “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.
mm. “Termination of Service” means, in the case of a Participant who is an Employee, cessation of the employment relationship such that the Participant is no longer an employee of the Company or any Affiliate, or, in the case of a Participant who is a Consultant or Non- Employee Director, the date the performance of services for the Company or any Affiliate has ended; provided, however, that in the case of a Participant who is an Employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate, as applicable, as a Non-Employee Director or Consultant shall not be deemed a cessation of service that would constitute a Termination of Service; provided, further, that a Termination of Service shall be deemed to occur for a Participant employed by a Subsidiary when a Subsidiary ceases to be a Subsidiary unless such Participant’s employment continues with the Company or another Subsidiary. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a Termination of Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).
Section 3. Eligibility.
a.Any Employee, Non-Employee Director or Consultant shall be eligible to be selected to receive an Award under the Plan, to the extent that an offer of an Award or a receipt of such Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
b.Holders of options and other types of awards granted by a company or other business that is acquired by the Company or with which the Company combines are eligible for grants of Substitute Awards under the Plan to the extent permitted under applicable regulations of any stock exchange on which the Company is listed.
Section 4. Administration.
a.Administration of the Plan. The Plan shall be administered by the Committee. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for administration of the Plan.
b.Delegation of Authority. To the extent permitted by applicable law, including under Section 157(c) of the Delaware General Corporation Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Share rights (except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.
c.Authority of Committee. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full discretion and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement which need not be identical for each Participant; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend terms or conditions of any outstanding Awards; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem desirable to carry the

Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.
Section 5. Shares Available for Awards.
a.Subject to adjustment as provided in Section 5(c) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan as of the Effective Date shall equal 6,700,000 Shares (the “Share Pool”).
b.If any Award is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan. Any Shares withheld in respect of taxes or tendered or withheld to pay the exercise price of Options shall again be available for grant under the Plan.
c.In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code and other applicable law, adjust equitably so as to ensure no undue enrichment or harm (including by payment of cash), any or all of:
i.the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limits specified in Section 5(a) and Section 5(e);
ii.the number and type of Shares (or other securities) subject to outstanding Awards; and
iii.the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

d.Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.
e.Subject to adjustment as provided in Section 5(c)(i), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be equal to the Share Pool.
Section 6. Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
a.The exercise price per Share under an Option shall be determined by the Committee at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.
b.The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option. The Committee shall determine the time or times at which an Option becomes vested and exercisable in whole or in part.
c.The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price of the Shares as to which the Option shall be exercised, in which payment of the exercise price with respect thereto may be made or deemed to have been made.
d.No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(c)).
e.The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Incentive Stock Options may be granted only to Participants who were employees of the Company or of a parent or subsidiary corporation (as defined in Section 424 of the Code) at all times during the period beginning on the date of the granting of the Incentive Stock Option and ending on the day three (3) months (or, in the case of an employee whose Termination of Services was due to death or Disability, one (1) year) before the date of the exercise of the Incentive Stock Option. Notwithstanding any designation as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of Shares subject to a Participant’s Incentive Stock Options that become exercisable for the first time during any calendar year exceeds $100,000, such excess Options shall be treated as Non- Qualified Stock Options. For purposes of the foregoing, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date of the grant of such Incentive Stock Option. No Incentive Stock Options may be issued more than ten years following the earlier of (i) the date of adoption or (ii) the most recent date of approval of the Plan by the stockholders of the Company.
Section 7. Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
a.SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.
b.The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.
c.The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR. The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.
d.Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Shares subject to the SAR multiplied by the excess, if any, of the Fair Market Value of one Share on the exercise date over the exercise or hurdle price of such SAR. The Company shall pay such excess in cash, in Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee.
e.No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 5(c)).
Section 8. Restricted Stock. The Committee is authorized to grant Awards of Restricted Stock to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
a.The Award Agreement shall specify the vesting schedule.
b.Awards of Restricted Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
c.Subject to the restrictions set forth in the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder with respect to Awards of Restricted Stock, including the right to vote such Shares of Restricted Stock and the right to receive dividends. In the event of the payment of a dividend in connection with a Share of Restricted Stock, such dividend shall be subject to the same restrictions and vesting conditions as the Share of Restricted Stock.
d.The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends or other distributions paid on Awards of Restricted Stock prior to vesting be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividends or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.
e.Any Award of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
f.The Committee may provide in an Award Agreement that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.
Section 9. RSUs. The Committee is authorized to grant Awards of RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
a.The Award Agreement shall specify the vesting schedule and the delivery schedule (which may include deferred delivery later than the vesting date).
b.Awards of RSUs shall be subject to such restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
c.An RSU shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the RSU, such as the right to vote or the right to receive dividends, unless and until a Share is issued to the Participant to settle the RSU.
d.The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividend equivalents or other distributions paid on Awards of RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis and that such dividend equivalents or other distributions may be reinvested in additional Shares. In the event a dividend equivalent is awarded in connection with an RSU prior to vesting or settlement, such dividend equivalent shall be subject to the same restrictions and vesting conditions as the underlying RSU.
e.Shares delivered upon the vesting and settlement of an RSU Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration.
f.The Committee may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.
Section 10. Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:
a.A Performance Award may be denominated as a cash amount, number of Shares or units or a combination thereof and is an Award (or a portion thereof) which may be earned upon achievement or satisfaction of one or more performance conditions specified by the Committee. In addition, the Committee may specify that any other Award (or portion thereof) shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award (or any portion thereof) or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
b.If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level ofachievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
c.Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.
d.A Performance Award shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until Shares are issued to the Participant to settle the Performance Award. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares underlying the Performance Award with respect to any dividends declared during the period that the Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares underlying the Performance Awards with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Committee. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration. In the event a dividend equivalent is awarded in connection with a Performance Award, such dividend equivalent shall be subject to the same restrictions and vesting conditions as the underlying Performance Award. For the avoidance of doubt, unless otherwise determined by the Committee, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.
e.The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
Section 11. Other Cash-Based Awards and Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards. The Committee shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.
Section 12. Effect of Termination of Service or a Change in Control on Awards.
a.The Committee may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be accelerated, exercised, settled, vested, paid or forfeited in the event of the Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award. Notwithstanding the foregoing, (i) in the event the Participant’s Termination of Service is for any reason other than due to death or Disability, and except as further limited by the Committee, the Participant must exercise any vested Incentive Stock Options no later than three (3) months following the Participant’s Termination of Service, and (ii) in the event the Participant’s Termination of Service is due to death or Disability, the Participant or the Participant’s Beneficiaries must exercise any vested Incentive Stock Options no later than one year following the Participant’s Termination of Service.
b.In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards:
i.continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;
ii.substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);
iii.acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR Award, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR Award without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, upon (A) the Participant’s involuntary Termination of Service (including upon a termination of the Participant’s employment by the Company (or a successor entity or its parent) without Cause or by the Participant for “good reason” (as such term may be defined in the applicable Award Agreement, Service Agreement or, if not otherwise defined, a definition as may be established by the Committee in such Change in Control, as the case may be) or (B) the failure of the successor or surviving entity (or its parent) to continue or assume such Award;
iv.in the case of a Performance Award, determination of the level of attainment of the applicable performance condition(s), including waiving the performance conditions applicable to all or any portion of any Performance Award that is not vested as of the date of such Change in Control and providing that the relevant portion of such Award shall vest as of a date specified by the Committee, subject to the Participant’s continuous service with the Company and its Affiliates or such other terms and conditions imposed by the Committee in its discretion; and
v.cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR Award, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR Award is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.
Section 13. General Provisions Applicable to Awards.
a.Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.
b.Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
c.Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
d.Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d)

shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
e.A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Committee, in its sole discretion, and only by using forms and following procedures approved or accepted by the Committee for that purpose.
f.All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
g.The Committee may impose restrictions on any Award with respect to non- competition, non-solicitation, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.
Section 14. Amendments and Terminations.
a.Amendment or Termination of the Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) subject to Section 5(c) and Section 12, the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 19. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.
b.Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Committee.
c.Terms of Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that, subject to Section 5(c) and Section 12, no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 19. The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
a.No Repricing. Notwithstanding the foregoing, except as provided in Section 5(c), no action (including the repurchase of Options or SAR Awards (in each case, that are “out of the money”) for cash and/or other property) shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant thereof without approval of the Company’s stockholders.
Section 15. Prior Plan.
a.Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. All Awards granted on or after the Effective Date shall be subject to the terms of this Plan.
b.Any shares remaining available for future issuance under the Prior Plan as of the Effective Date shall not be available under the Prior Plan as of the Effective Date.
c.From and after the Effective Date, all outstanding stock awards granted under the Prior Plan shall remain subject to the terms and conditions of the Prior Plan; provided, however, any Shares associated with stock awards granted under the Prior Plan that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased by the Company or (iii) are reacquired, withheld or not issued to satisfy a tax withholding obligation in connection with an award will immediately be added to the Share Pool as set forth in Section 5(a).
Section 16. Miscellaneous.
a.No Employee, Consultant, Director, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
b.The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary. Further, the Company or any applicable Subsidiary may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding on the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.
c.Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
d.The Committee may authorize the Company to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Committee in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.
e.If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.
f.Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
g.No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
h.Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

Section 17. Effective Date of the Plan. The Plan shall be effective as of the Effective Date, subject to prior approval by the Board.

Section 18. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) the 10-year anniversary of the Effective Date; (ii) the maximum number of Shares available for issuance under the Plan have been issued; or (iii) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.
Section 19. Cancellation or “Clawback” of Awards. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes.
Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.
Section 20. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.
Section 21. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 12(b).

Section 22. Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include:
a.administering and maintaining Participant records;
b.providing information to the Company, any Subsidiary, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;
c.providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and
d.transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.
Section 23. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

TRINET GROUP, INC.

6,700,000 Shares of
Common Stock
(Par Value $0.000025 Per Share)

TRINET GROUP, INC.
AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

This prospectus relates to shares of common stock of TriNet Group, Inc., $0.000025 par value, that we may deliver pursuant to awards under the TriNet Group, Inc. Amended and Restated 2019 Equity Incentive Plan.
The shares are being offered to certain employees and other persons who provide services to TriNet Group, Inc. and its subsidiaries.

THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 1, 2022

TABLE OF CONTENTS
Page INTRODUCTION................................................................................................................................................. 1
PART I: SUMMARY OF THE TRINET GROUP, INC. AMENDED AND RESTATED 2019 EQUITY
INCENTIVE PLAN...................................................................................................................................................… 2

Are there limitations on the Company’s ability to receive a tax deduction for amounts taxed to Participants

INTRODUCTION
This document, which constitutes part of a Prospectus under the Securities Act of 1933, as amended (the “Securities Act”), is being made available to you in connection with one or more awards that have been granted to you under the TriNet Group, Inc. Amended and Restated 2019 Equity Incentive Plan (the “Plan”). The Plan is the plan that we currently use to make equity awards to employees and other service providers of TriNet Group, Inc. and subsidiaries of TriNet. This Prospectus is organized as follows:
•The first part of this Prospectus contains general information about the Plan and awards under the Plan. The terms of awards granted under the Plan vary from person to person and from year to year, and may vary from jurisdiction to jurisdiction. For these reasons, it is not possible to describe in this Prospectus the specific terms of the awards granted under the Plan that you may hold. The specific terms of your awards are set out in the award agreement covering your awards. Throughout this Prospectus, we will refer collectively to the award agreement (which may be in electronic form) that sets forth the terms and conditions of a particular award as the “award document.”
•The second part of this Prospectus is a summary of the material U.S. federal income tax consequences applicable to awards under the Plan. We encourage you to consult your individual tax or financial advisor for a more complete analysis of your particular tax situation, including the effects of any state, local or non-U.S. taxes.
•The third part of this Prospectus is a summary of the material non-U.S. tax consequences applicable to awards of stock options and RSUs granted to Participants under the Plan. The jurisdictions covered are the relevant jurisdictions where Participants might reside on the date of this Prospectus. We encourage you to consult your individual tax or financial advisor for a more complete analysis of your particular tax situation, including the effects of any additional taxes that may apply.
•The fourth part of this Prospectus is a summary of the restrictions on resale of Shares acquired under the Plan.
•The final section of this Prospectus contains certain important legal information, including how to find information about the Company’s business and financial results.

The summary set forth in this Prospectus is qualified in its entirety by the complete text of the Plan and the award documents under the Plan. We make copies of the applicable award documents available to each participant who receives an award under the Plan.
You may obtain additional copies of your award documents, as well as a copy of the Plan, by logging onto your Charles Schwab account at www.schwab.com or contacting Charles Schwab at 1-800-654-2593 (in the U.S.) or 1-415-667-8400 (outside the U.S.).
Throughout this Prospectus, we will refer to TriNet Group, Inc. as “TriNet” and to TriNet together with all of its subsidiaries as the “Company”. For purposes of the Plan and this Prospectus, a corporation or other entity is considered a “subsidiary” of TriNet if TriNet directly or indirectly, holds all or a majority of the value of the outstanding equity interests of such entity or a majority of the voting power with respect to the voting securities of such entity. We refer to shares of TriNet common stock, $0.000025 par value, as “Shares.” When we refer to the “Board” we mean TriNet’s Board of Directors, and when we refer to the “Committee,” we mean the Compensation Committee of the Board or any other committee of the Board appointed by the Board to administer the Plan or to have authority with respect to the Plan, or any subcommittee appointed by the Compensation Committee.

PART I: SUMMARY OF THE TRINET, INC. AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

ELIGIBILITY, ADMINISTRATION AND AVAILABLE SHARES
What are the purposes of the Plan?
The purpose of the Plan is to motivate and reward employees and other individuals to perform at the highest level and contribute significantly to the success of TriNet, thereby furthering the best interests of TriNet and its shareholders.
Who is eligible to receive awards under the Plan?
The following individuals are eligible to receive awards under the Plan:
•Officers and employees (including prospective officers and employees who have accepted an offer of employment from the Company), directors, consultants and other individuals who provide (or have accepted an offer to provide) services to the Company are generally eligible to receive awards; and
•Holders of stock options and other types of awards granted by a company or other business that is acquired by TriNet or with which TriNet combines are eligible to receive awards granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by TriNet or with which TriNet combines (collectively, “Substitute Awards”) to the extent permitted under applicable regulations of any stock exchange on which TriNet is listed.
Who administers the Plan?
The Plan’s administrator is the Committee, and the Committee may issue rules and regulations for administration of the Plan. The Committee has the authority to:
•designate recipients of awards under the Plan (“Participants”);
•determine (i) the types of awards to be granted to each Participant under the Plan (including Substitute Awards), (ii) the number of Shares to be covered by awards (or with respect to which payments, rights or other matters are to be calculated in connection with awards), (iii) the terms and conditions of awards and prescribe the form of each award agreement (which need not be identical for each Participant), (iv) whether awards may be settled or exercised in cash, Shares, other awards, other property or net settlement, (v) the circumstances under which awards may be settled, exercised, canceled, forfeited or suspended, and (vi) whether awards may be deferred automatically or at the election of the holder or the Committee;
•amend the terms or conditions of outstanding awards and correct any defect, supply any omission and reconcile any inconsistency in the Plan or an award, in the manner and to the extent the Committee deems desirable to carry the Plan into effect;
•interpret and administer the Plan and any instrument or agreement relating to, or award made under, the Plan;
•establish, amend, suspend or waive rules and regulations and appoint agents, trustees, brokers, depositories and advisors and determine the terms of their engagement as the Committee deems appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and
•make any other determination and take any other action that it deems necessary or desirable to administer the Plan and to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant awards or administer the Plan. In any such case, the Board will have all of the authority and responsibility granted to the Committee as described herein.
May the Committee delegate its authority?

The Committee may delegate some or all of its authority under the Plan (including the authority to grant options, SARs or other awards in the form of Share rights under the Plan), to the extent permitted by applicable law, to (i) one or more officers of TriNet (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Exchange Act of 1934 (the “Exchange Act”)) and (ii) one or more committees of the Board (which may consist solely of one director) some or all of its authority under the Plan.
How many shares are available for awards under the Plan?
Subject to adjustment (as described below in “What adjustments can be made to the Plan and outstanding awards?”) and except for Substitute Awards, 6,700,000 Shares are available for issuance under the Plan (the “Share Pool”).
Shares granted under the Plan subject to an award that is forfeited, cancelled, expires, terminates or otherwise lapses or is settled in cash, in whole or in part, without the delivery of Shares will again be available for issuance under the Plan. Shares withheld in respect of taxes and Shares tendered or withheld to pay the exercise price of stock options will become available for issuance under the Plan.
What annual award limits are Participants subject to under the Plan?
Subject to adjustment (as described below in “What adjustments can be made to the Plan and outstanding awards?”), the maximum number of Shares available for issuance with respect to Incentive Stock Options shall be equal to the Share Pool.
What adjustments can be made to the Plan and outstanding awards?
In the event that the Committee determines that, as a result of any dividend or other distribution (other than an ordinary dividend or distribution), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, separation, rights offering, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of TriNet, issuance of warrants or other rights to purchase Shares or other securities of TriNet, issuance of Shares pursuant to the anti-dilution provisions of securities, or other similar corporate transaction or event affecting Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Committee will, subject to compliance with Section 409A of the Internal Revenue Code (the “Code”) and other applicable law, adjust equitably so as to ensure no undue enrichment (including by payment of cash) any or all of:
•the number and type of Shares or other securities that thereafter may be made the subject of awards, including the aggregate and individual limits under the Plan;
•the number and type of Shares or other securities subject to outstanding awards; and
•the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.
In addition, the Committee is authorized to adjust the terms and conditions of, and the criteria included in, outstanding awards in recognition of events (including those events described above) affecting TriNet or the financial statements of TriNet, or changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

AWARDS UNDER THE PLAN
What are stock options?
A stock option is a contractual right to purchase Shares at a future date at a specified exercise price. The per Share exercise price of a stock option (other than a Substitute Award) will be determined by the Committee and may not be less than the fair market value of a Share on the grant date. The Committee will determine the date after which each stock option may be vested and exercised, the expiration date of each option (provided that no option will be exercisable more than ten (10) years after the grant date), and the form in which payment will be made upon exercise. No grant of options may be accompanied by a tandem grant providing dividends, dividend equivalents or other distributions be paid on such options. Stock options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code.
What are SARs?
A SAR represents a contractual right to receive, in cash or Shares, an amount equal to the appreciation of one Share from the grant date over the exercise or hurdle price of such SAR. The per Share exercise price of a SAR (except in the case of Substitute Awards) will be determined by the Committee but may not be less than the fair market value of a Share on the grant date. The Committee will determine the date on which each SAR may be exercised or settled, in whole or in part, and the expiration date of each SAR. However, no SAR will be exercisable more than ten (10) years from the grant date. No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SAR.
What are RSUs?
RSUs represent a contractual right to receive a Share (or cash in an amount equal to the value of a Share) at a future date, subject to specified vesting and other restrictions.
What is restricted stock?
Restricted stock is an award of Shares that is subject to restrictions on transfer and a substantial risk of forfeiture.
What are performance awards?
Performance awards, which may be denominated in cash, Shares or units or a combination thereof, are earned upon the satisfaction of performance conditions specified by the Committee. The Committee has the authority to specify that any other award granted under the Plan will constitute a performance award by conditioning the grant, exercisability or settlement of the award on the satisfaction of performance conditions.
What are other stock-based awards?
The Committee is authorized to grant other stock-based awards, which may be denominated, payable in, valued in or based on, in whole or in part, Shares or factors that may influence the value of the Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights, awards with value and payment contingent on TriNet’s performance or that of its business units or any other factors that the Committee designates. The Committee will determine the terms and conditions of such awards.
What are other cash-based awards?
The Committee is authorized to grant other cash-based awards (including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan), either independently or as an element of or supplement to any other award under the Plan.

What happens to awards on a termination of service?
The Committee may provide, by rule or regulation or in any applicable award agreement, the effect on awards of a termination of employment or service prior to the end of a performance period or vesting, exercise or settlement, including whether the awards will vest, become exercisable, settle or be paid or forfeited.
What happens if there is a change in control of the Company?
In the event of a “change in control,” the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to outstanding awards, which need not be uniform with respect to all Participants and/or awards:
•continuation or assumption of such award by the successor or surviving corporation (or its parent);
•substitution or replacement of such award by the successor or surviving corporation (or its parent) with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof) with substantially the same terms and value as such award (including any applicable performance targets or criteria);
•acceleration of the vesting of such award and the lapse of any restrictions thereon, and in the case of options and SAR awards, acceleration of the right to exercise such award during a specified period (and the termination of such option or SAR award without payment of any consideration therefor to the extent such award is not timely exercised), in each case, upon (i) a Participant’s involuntary termination of employment or service (including a termination of the Participant’s employment by TriNet (or a successor corporation or its parent) without “cause” or by the Participant for “good reason”, as such terms may be defined in the applicable award agreement and/or the Participant’s employment agreement or offer letter, as the case may be) or (ii) the failure of the successor or surviving corporation (or its parent) to continue or assume such award;
•in the case of a performance award, determination of the level of attainment of any applicable performance conditions; or
•cancellation of such award in consideration of a payment equal to the value of the award (as determined in the discretion of the Committee), with the form, amount and timing of such payment determined by the Committee in its sole discretion (subject to the terms of the Plan), provided that the Committee may, in its sole discretion, terminate without the payment of any consideration, any options or SAR awards for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the change in control transaction.
The Plan generally defines a “change in control” to mean the occurrence of any one or more of the following events:
•any person or entity (other than (i) any employee plan established by TriNet or any of its subsidiaries, (ii) TriNet or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by stockholders of TriNet in substantially the same proportions as their ownership of TriNet) is (or becomes, during any 12-month period) the beneficial owner of 50% or more of the total voting power of the stock of TriNet;
•the replacement of more than 50% of the members of the Board during any 12-month period;
•the consummation of a merger or consolidation of TriNet with another entity, or the issuance of voting securities in connection with the merger or consolidation of TriNet with any other entity (unless (i) TriNet’s voting securities outstanding immediately prior to such transaction continue to represent at least 50% of the total voting power of the stock of the successor or surviving corporation (or its parent) or (ii) the merger or consolidation is effected to implement a recapitalization (or similar transaction) and no person or entity is or becomes the beneficial owner of 50% or more of either TriNet’s then-outstanding Shares or the combined voting power of TriNet’s then-outstanding voting securities); or
•the sale or disposition of all or substantially all of TriNet’s assets.

What will happen upon a dissolution or liquidation?
Unless otherwise determined by the Committee, in the event of a dissolution or liquidation of TriNet, each award will terminate immediately before the consummation of the dissolution or liquidation.
When do I own the Shares underlying my awards?
You do not become a stockholder, and you do not have any of the rights of a stockholder of TriNet with respect to Shares subject to an award, until the Shares are delivered.
Delivery is effected by entry of your name (or if another person has rights in your award, by entry of that other person’s name) in the Share register of TriNet or by such other procedure as TriNet may authorize. Except as otherwise provided in the Plan, no adjustments shall be made for dividends or distributions on, or other events relating to, Shares subject to an award for which the record date is prior to the date such Shares are delivered.
Please note in particular that:
•If you hold an award of stock options or SARs, you will not be a stockholder with respect to the Shares underlying your stock options or SARs until the Shares have been delivered as described above, notwithstanding your exercise of the options or SARs.
•If you hold an award of RSUs, you have the legal status of an unsecured creditor of the Company until Shares are delivered upon settlement of your award.
•Even after delivery of Shares subject to an award, the Shares may be subject to restrictions. Please refer to your award documents for details. Except for any such transfer restrictions and cancellation provisions or as otherwise set forth in the applicable award documents, you will be the beneficial owner of any Shares delivered to you in connection with an award and, upon such delivery will be entitled to all rights of ownership, including, without limitation, the right to vote the Shares and to receive cash dividends or other dividends (whether in Shares, other securities or other property) thereon.
Although you will not be a stockholder until delivery of Shares, even before delivery the following may apply:
•Dividends – Certain awards, such as RSUs, may provide for “dividend equivalents” to be paid to you when TriNet pays dividends on its Shares. Dividend equivalents may be paid in cash or Shares, at the discretion of the Committee. Dividend equivalents are considered part of your compensation for tax purposes and will be subject to reporting on Form W-2 and subject to income and employment tax withholding when paid.
Please refer to your award documents for details regarding any dividend equivalent rights.
May awards be sold or transferred?
Unless your award document provides otherwise, you may not sell, assign, transfer, pledge or otherwise dispose of or encumber any awards granted to you under the Plan, other than by will or designation of a beneficiary or as otherwise provided for by the Committee.
Whether there are restrictions on the transfer of the awards themselves is a different question from whether there are restrictions on the transfer of the Shares that are delivered to you pursuant to your awards (for example, when you exercise a stock option or when your RSUs convert to Shares).
The award documents for your awards will describe the specific restrictions, if any, that apply to your awards and/or to the Shares subject to your awards.
When may I sell Shares that I acquire under the Plan?
The Committee may include in your awards restrictions on your ability to transfer Shares that you acquire pursuant to the award. Restrictions (if any) will be set forth in the applicable award document.

Once Shares acquired pursuant to awards are no longer subject to transfer restrictions under the terms of the award, they may be sold, but only in compliance with the Company’s policies that apply generally to sales by employees. You will be separately notified whether, and how, Company policies limit the time or manner in which you may sell Shares.
The Company may amend its policies from time to time.
How are my awards affected if I live outside the United States?
From time to time the Committee may adopt certain additional and/or different terms and conditions for awards that are made to Participants in certain non-U.S. jurisdictions. These variations on the terms of the awards that may be applicable to a general grant made to a group of Participants (e.g., grants of annual year-end equity-based awards) would be intended to comply with local law or, in some cases, to permit citizens or residents of non-U.S. jurisdictions to qualify for favorable tax treatment under local law. Depending on the jurisdiction involved, for example, awards may be subject to vesting or payment terms that differ from those that apply to Participants based in the U.S., awards may not carry the same voting rights, or awards may be granted in a different form (e.g., stock options rather than RSUs).
If you are based outside the United States, your award documents will set forth any jurisdiction-specific terms and conditions applicable to your awards. Please consult your award documents for details.
Where do I find the terms of my awards?
All awards under the Plan are evidenced by an award document that contains the terms and provisions applicable to the award. This document may be signed by an officer on behalf of the Company and, in some instances, the Company may require that you sign it, or otherwise accept it, as well. Your award document may take the form of a “generic” award document that states the general terms and conditions of your award, and that is supplemented by a separate notification that sets out the specific details of your award. Award documents are available on your Charles Schwab account at www.schwab.com.
You should keep your award documents in a safe place for future reference.
GENERAL INFORMATION ABOUT THE PLAN
How long will the Plan remain in effect?
The Plan has a ten-year term. No awards may be made under the Plan after the tenth anniversary of the date on which the Board adopted the Plan.
How can the Plan and awards be amended or terminated?
The Board may amend, alter, suspend, discontinue or terminate the Plan (unless otherwise provided in an applicable award agreement or except to the extent prohibited by applicable law), subject to approval of TriNet’s shareholders if such approval is required by applicable law or the rules of the stock exchange on which the Shares are principally traded. The Committee may also amend, alter, suspend, discontinue or terminate, or waive any conditions or rights under, any outstanding award. However, subject to the adjustment provision and change in control provision (each summarized above), any such action by the Board or Committee that would materially adversely affect the rights of a Participant may not be taken without the Participant’s consent, except (i) to the extent that such action is taken to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (ii) to impose any “clawback” or recoupment provisions on any awards (including any amounts or benefits arising from such awards) in accordance with the Plan.
May awards be cancelled or subject to a “clawback”?
The Committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies, cancel or require reimbursement of any awards (including any amounts or benefits arising from such awards) granted, Shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the Plan or the sale of Shares underlying such awards.

Are there any prohibitions on the repricing of awards?
Subject to the adjustment provision summarized above, the Committee may not directly or indirectly, through cancellation and re-grant or any other method (including through the repurchase of stock options or SARs (in each case, that are “out of the money”) for cash and/or other property), reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of TriNet’s shareholders.
Is the Plan a tax-qualified retirement plan?
The Plan is not a retirement plan and is neither subject to the Employee Retirement Income Security Act of 1974, as amended, nor qualified under Section 401(a) of the Code. The Plan is intended to be an “unfunded and unsecured” plan for incentive compensation. With respect to any payments (whether in cash, Shares that are not restricted stock or other property) not yet made to you, nothing in the Plan gives you any rights to these payments that are greater than the rights of a general, unsecured creditor of the Company.
If I receive an award, does that give me a right to continue working for the Company?
Nothing in the Plan or your award document gives you the right to continue in the employment or service of the Company or affects any right which the Company may have to terminate your employment or service. Additionally, the Plan does not confer upon you any right to be granted an award.
Will my awards under the Plan affect my retirement or severance benefits?
All awards and deliveries of Shares, cash or other property under the Plan constitute special discretionary incentive payments and are not required to be taken into account in computing the amount of your salary, wages or other compensation for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or other benefits from the Company or under any agreement with you, unless TriNet specifically provides otherwise.
What should I know about this Prospectus?
This Prospectus describes the main features of the Plan as of May 9, 2019. However, the terms and conditions of the Plan are governed by the official Plan document and the terms and conditions of each award are governed by an award document. Accordingly, if there is any inconsistency between this Prospectus and the official Plan document or an award document, the Plan document or award document will govern.
What account summaries will I receive regarding my outstanding awards?
The Company does not intend to send reports on a regular basis to Participants in the Plan as to the amount and status of their accounts. Such information can be obtained by contacting the Plan’s online administrator at www.schwab.com or 1-800-654-2593 (in the U.S.) or 1-415-667-8400 (outside the U.S.).

PART II: U.S. FEDERAL INCOME TAX EFFECTS
The following is a summary of the principal U.S. federal income tax consequences to Participants and the Company of certain awards under the Plan. In general, this summary is applicable only to Participants who are citizens or residents of the United States and is for general information purposes.

The following description applies only to U.S. citizens and residents who receive awards under the Plan. Participants who are neither U.S. citizens not residents, but who perform services in the United States may also be subject to U.S. federal income tax under some circumstances. In addition, former citizens and long-term residents of the United States may be subject to special expatriate tax rules that are not addressed in this summary.
Due to the complexity of the applicable provisions of the Code, this Prospectus describes only the general federal tax principles affecting awards that may be granted under the Plan. Depending on individual facts and circumstances, these general tax principles might not apply to you. In addition, these general tax principles are subject to changes that may be brought about by subsequent legislation or by regulations and administrative rulings that may be applied on a retroactive basis. You also may be subject to state, local or foreign income taxes and you should refer to the applicable laws in those jurisdictions.
In any event, you should consult your own tax adviser as to the tax consequences of your particular awards under the Plan.

What is the U.S. federal income tax treatment of stock options?
Non-Qualified Stock Options. A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A Participant will not have taxable income when granted a non-qualified stock option.
When the Participant exercises the stock option, he or she will have taxable ordinary income equal to the excess of the fair market value of the Shares received on the exercise date over the aggregate exercise price of the Shares. The Participant’s tax basis in the Shares acquired on exercise of the option will be increased by the amount of such taxable income. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the Participant recognizes. When the Participant sells the Shares acquired on exercise, the Participant will realize long-term or short-term capital gain or loss, depending on whether the Participant holds the Shares for more than one year before selling it. Special rules apply if all or a portion of the exercise price is paid in the form of Shares.
Incentive Stock Options. An incentive stock option or “ISO” is an option that meets the requirements of Section 422 of the Code. A Participant will not have taxable income when granted an ISO or when exercising the option. If the Participant exercises the option and does not dispose of the Shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the Participant sells the Shares will be taxable as long-term capital gain. However, even though a Participant will not have taxable income when exercising an ISO, the exercise of the option is taken into account for purposes of determining whether the Participant has any alternative minimum tax liability (described below). The Company will not be entitled to any corresponding tax deduction.
If a Participant disposes of the Shares received upon exercise of an ISO within the one-year or two-year periods described above, it will be considered a “disqualifying disposition.” Under such circumstances, the Participant generally will realize ordinary income in the year of the disposition, and the Company generally will be entitled to a corresponding deduction. The amounts of the Participant’s ordinary income and the Company’s deduction will equal the excess of the lesser of the amount, if any, realized on the disposition and the fair market value of the Shares on the exercise date over the aggregate exercise price of the option. Any additional gain or loss that the Participant realizes on the disposition will be long-term or short-term capital gain or loss, depending on whether the Participant holds the Shares for more than one year before selling it. Special rules apply if all or a portion of the exercise price is paid in the form of Shares.
If a Participant exercises an ISO more than three months after the Participant’s employment with the Company terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the Participant is disabled and terminates employment because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the Participant’s death.

What is the U.S. federal income tax treatment of SARs?
If you receive SARs, you do not recognize income at the time a SAR is granted. You will recognize income at the time cash or stock representing the amount of the appreciation is transferred to you pursuant to exercise of the SAR. The amount of income will equal the amount of cash or fair market value of Shares paid or transferred to you and will be ordinary income. The Company will receive a corresponding income tax deduction for amounts taxed to you as compensation.

What is the U.S. federal income tax treatment of RSUs?
If you receive RSUs, you will not realize taxable income at the time of grant. If you receive RSUs, you will recognize ordinary income equal to the fair market value of the RSUs at the time of the settlement of the award. The Company will withhold any Federal Insurance Contribution Act (“FICA”) taxes due in respect of the RSUs in the year the RSUs vest based on the fair market value of the Shares and/or cash underlying such award on the vesting date. Upon a subsequent sale or exchange of the Shares, any gain or loss recognized in the sale or exchange is treated as a capital gain or loss (short-term or long-term depending on the applicable holding period).
What is the U.S. federal income tax treatment of restricted stock?
If you receive restricted stock, you will not recognize any income upon the receipt of unvested Shares or restricted stock unless you elect under Section 83(b) of the Code, within 30 days after receipt of the Shares, to recognize ordinary income in an amount equal to the fair market value of the Shares at the time of receipt, less any amount paid for the Shares. A Participant who makes the election will not be allowed a deduction for the value of any Shares subsequently forfeited. A Participant who does not make the election generally will recognize ordinary income on the date of the lapse of the restrictions applicable to the Shares, which may be at the time of grant, in an amount equal to the fair market value of the Shares on such date, less any amount paid for the Shares. The Company will withhold any FICA taxes due in respect of the Shares in the year the restrictions applicable to the Shares lapse, based on the fair market value of the Shares on the vesting date, unless you elect under Section 83(b) of the Code, in which case the Company will withhold any FICA taxes due in respect of the Shares in the year of grant based on the fair market value of the Shares on the grant date.
Generally, upon a sale or other disposition of restricted stock with respect to which a Participant has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions previously lapsed), the Participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the basis in such Shares. Such gain or loss will be long-term capital gain or loss if the Participant holds such Shares for more than one year.
Are there limitations on the Company’s ability to receive a tax deduction for amounts taxed to Participants as compensation?
If the taxable compensation from the Company (including compensation related to options) of a covered employee (within the meaning of Section 162(m)) exceeds $1,000,000, the compensation in excess of $1,000,000 will not be deductible by the Company under Section 162(m).
Does the Company collect any portion of the taxes related to awards under the Plan?
As a condition to the grant, vesting or payment of any award or the lapse of the restrictions applicable to an award, the Committee may require you to pay the amount necessary to enable the Company to satisfy all federal, state and other governmental “withholding” tax requirements or other charges imposed on the Company that arise in connection with the award. The Company may arrange for these obligations to be satisfied by delivering to you a lesser number of Shares or by permitting you to tender previously owned Shares to satisfy the withholding obligation. The Company may deduct or withhold from any salary or other payment or distribution to you, whether or not pursuant to the Plan.
Are there other elements of U.S. federal income taxation relevant to awards?
Section 409A. If any awards under the Plan provide for the deferral of compensation, they may be subject to Section 409A. Section 409A imposes on an employee or other service provider an additional 20% tax (in addition to ordinary income tax) plus interest on deferred compensation that does not meet specified requirements under Section

409A. The Plan provides that the provisions of the Plan and any award document will be interpreted in a manner that satisfies the requirements of Section 409A and that the Plan will be operated accordingly. Nevertheless, the Company cannot guarantee that the operation of the Plan will eliminate all risk that a Participant may be required to pay additional taxes or interest under Section 409A with respect to an award.
Alternative Minimum Tax. A Participant’s alternative minimum taxable income is based on the Participant’s regular taxable income for the year, adjusted to (i) include certain additional items of income and tax preference and
(ii) disallow or limit certain deductions otherwise allowable for tax purposes. Participants only pay alternative minimum tax to the extent the Participant’s alternative minimum taxable income exceeds the Participant’s regular federal income tax for the year.

If a Participant pays alternative minimum tax for one or more taxable years, the Participant may use the amount of such tax (subject to certain adjustments and reductions) as a partial credit against the Participant’s regular tax in subsequent years. However, Participants cannot use this credit against future alternative minimum tax. Thus, Participants can only use the credit to the extent the Participant’s regular tax exceeds the Participant’s alternative minimum tax.

PART III: NON-U.S. TAX EFFECTS
The information in this Part III responds to some questions you may have about the potential tax consequences with respect to stock options and restricted stock units granted under the Plan. This information is being provided for general informational purposes, and is not intended to serve as personal, legal or tax advice.

Please note that these rules may be or may become inapplicable due to your personal circumstances. Furthermore, because tax laws and regulations may change, and interpretations of these laws and regulations can change the way the laws and regulations apply to you, this information may need to be updated after the issuance of this prospectus. Therefore, you should consult with a tax advisor if you have questions relating to the tax consequences of participation in and the sale of Shares of the Company acquired under the Plan.

Unless explicitly stated otherwise, the information in this Part III assumes that you are both a tax resident of the country listed and are actively employed by the Company or a subsidiary or affiliate of the Company in that country beginning on the date the award is granted through the date you sell the underlying shares acquired from the award. By contrast, if you are performing duties as an employee outside of your country of residence or are subject to tax in a country other than your country of residence, you may be required to pay tax in such other country. You are strongly encouraged to consult with your own personal tax advisor for more detailed information on the specific rules that apply to your particular situation.

Canada

Do I have to pay tax when I receive or exercise a stock option?

Neither you nor the Company has to pay tax when you are granted a stock option at 100% of market price under the Plan. If you exercise a stock option when the market price of the Shares is higher than the exercise price of your stock option, you generally are required to pay tax on the positive difference between the fair market value of the Shares on the date of exercise and the exercise price multiplied by the number of stock options exercised. The taxable income will be characterized as ordinary income.

Note: If certain conditions are met, the taxable income may be subject to the “stock option deduction,” which may reduce the amount of income tax due upon exercise. Please consult with your own personal tax advisor before exercising your stock option.

Will the company withhold the amount of taxes due on exercise of a stock option?

Generally, when you exercise a stock option the Company is required to withhold income tax and social security from your taxable income. The Committee in its sole discretion will determine the means by which you may satisfy your withholding obligation. You are responsible for paying any difference between your actual tax liability and the amount withheld by your employer.

Do I have to pay tax when I receive RSUs?

You are not deemed to receive any taxable income at the time an award of RSUs is granted to you. When vested RSUs are settled and distributed, you are deemed to receive an amount of ordinary income equal to the fair market value of Shares received multiplied by the number of RSUs vested.

Will the company withhold the amount of taxes due on settling of RSUs?

Generally, the income you recognize at the time your award of RSUs is settled will be subject to income tax and social security withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require you to satisfy all or part of the required tax withholding obligations in connection with an award by (a) having the Company withhold otherwise deliverable Shares, (b) delivering to the Company already-owned Shares having a fair market value equal to the amount required to be withheld, or (c) any other means which the Committee, in its sole discretion, determines, subject to applicable law. You are responsible for paying any difference between your actual tax liability and the amount withheld by your employer.

What taxes apply when I sell common stock received pursuant to an award?

Upon the sale of your Shares (or other taxable transfer), you generally will recognize a gain or loss equal to the difference between the sales price and the cost basis of the Shares. You are responsible for reporting and paying any capital gains tax due when you sell the Shares.

In Canada, the cost basis must be calculated based on the average cost of all identical Shares held on the date of sale (regardless of the date the Shares were acquired). This averaging provision could result in a higher or lower gain (or loss) on sale than anticipated.

Notwithstanding the foregoing, if the Shares acquired from your equity award are sold within 30 days of the date your stock option was exercised or your RSUs vested (as the case may be), and there were no acquisitions or other dispositions of identical Shares during this period, the capital gain (or loss) on the sale of those Shares can be calculated using the actual cost of the Shares sold.

In Canada, only 50% of the capital gain will be subject to tax.

India
Do I have to pay tax when I receive or exercise a stock option?

Neither you nor the Company has to pay tax when you are granted a stock option at 100% of market price under the Plan. If you exercise a stock option when the market price of the Shares is higher than the exercise price of your stock option, you generally are required to pay tax on the positive difference between the fair market value of the Shares on the date of exercise and the exercise price multiplied by the number of stock options exercised. The taxable income will be characterized as ordinary income.

For these purposes, the determination of "fair market value" requires a valuation by a Category 1 Merchant Banker registered with the Securities Exchange Board of India (SEBI), which will be obtained by the Company.

Will the company withhold the amount of taxes due on exercise of a stock option?

Generally, when you exercise a stock option the Company is required to withhold income tax from your taxable income. The Committee in its sole discretion will determine the means by which you may satisfy your withholding obligation. You are responsible for paying any difference between your actual tax liability and the amount withheld by your employer.

Do I have to pay tax when I receive RSUs?

You are not deemed to receive any taxable income at the time an award of RSUs is granted to you. When vested RSUs are settled and distributed, you are deemed to receive an amount of ordinary income equal to the fair market value of Shares received multiplied by the number of RSUs vested.

For these purposes, the determination of "fair market value" requires a valuation by a Category 1 Merchant Banker registered with the Securities Exchange Board of India (SEBI), which will be obtained by the Company.

Will the company withhold the amount of taxes due on settling of RSUs?

Generally, the income you recognize at the time your award of RSUs is settled will be subject to income tax withholding. The Committee in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require you to satisfy all or part of the required tax withholding obligations in connection with an award by (a) having the Company withhold otherwise deliverable Shares, (b) delivering to the Company already- owned Shares having a fair market value equal to the amount required to be withheld, or (c) any other means which the Committee, in its sole discretion, determines, subject to applicable law. You are responsible for paying any difference between your actual tax liability and the amount withheld by your employer.

How much tax do I pay when I sell common stock received pursuant to an award?

Upon the sale of your Shares (or other taxable transfer), you generally will recognize a gain or loss equal to the difference between the sales price and the market price at the time you acquired the Shares. Note that the applicable tax treatment generally will depend on how long you hold the Shares before selling them. You are responsible for reporting and paying any capital gains tax due when you sell the shares.

PART IV: RESTRICTIONS ON RESALE
The U.S. federal securities laws, as well as the Company’s insider trading policy, impose certain restrictions on resales of Shares acquired under the Plan. Accordingly, Participants should consult with counsel to the Company when contemplating resales of Shares acquired under the Plan in order to determine the applicability of such restrictions on resales. The following paragraphs briefly summarize these restrictions:
First, the U.S. federal securities laws prohibit sales of Shares by persons who possess material, non-public information about the Company. Therefore, Shares acquired under the Plan should not be resold by any Participant who possesses such information.
Second, Participants who are deemed to be “affiliates” of the Company, which may include directors and executive officers of the Company, must resell Shares acquired under the Plan in compliance with Rule 144 of the Securities Act. Sales pursuant to Rule 144 of the Securities Act are subject to certain volume limitations and manner of sale requirements. In addition, Rule 144 of the Securities Act contains certain holding period requirements.
Third, “insiders” (including directors and executive officers of the Company and stockholders who beneficially own more than 10% of the Company’s outstanding securities) are also subject to certain reporting requirements as well as potential short-swing profits liability under Section 16(b) of the Exchange Act, with respect to purchases and sales of Shares and transactions in derivative securities, including options and other awards.

PART V: IMPORTANT LEGAL INFORMATION
The Securities and Exchange Commission (the “SEC”) allows us to incorporate by reference some of the information we file with it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. Copies of documents that we file with the SEC through its Electronic Data Gathering Analysis and Retrieval (EDGAR) system are publicly available through the SEC’s website located at www.sec.gov.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering under the Plan is completed or the securities subject to such offering have been deregistered:
•TriNet’s prospectus, dated September 8, 2014, filed with the SEC pursuant to Rule 424(b) under the Securities Act, in connection with the Company’s Registration Statement on Form S-1 (Registration No. 333-198293), as originally filed by the Company on September 8, 2014, and subsequently amended.
•The description of TriNet’s capital stock which is contained in TriNet’s Registration Statement on Form S-1 (Registration No. 333-198293), as originally filed by the Company on September 8, 2014, and subsequently amended.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any modified or superseded statement will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
Where can I obtain a copy of these documents?
We will provide to you at no cost, upon your written or oral request, copies of any report, proxy statement or other communication distributed by us to our shareholders generally as well as a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits, unless such exhibits are specifically incorporated by reference into such documents) and a copy of the latest annual report of the Plan filed pursuant to Section 15(d) of the Exchange Act. Requests for copies and questions about the Plan and its administration should be directed to:
TriNet Group, Inc. Attn: Equity Plan
One Park Place, Suite 600 Dublin, CA 94568
Phone: (510) 352-5000
Email: equityplan@trinet.com

Where can I obtain a copy of the Plan?
A copy of the Plan will be available through your brokerage account at www.schwab.com or 1-800-654-2593 (in the U.S.) or 1-415-667-8400 (outside the U.S.).
Will updating information about the Plan be provided in the future?
We may update this Prospectus in the future by furnishing you a new prospectus or a supplement containing updated information. You should rely only on the information incorporated by reference or provided in this Prospectus or any new updated prospectus. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell any stock in any state or country where the offer is not permitted. You should not assume that the information in this Prospectus or in any updated prospectus or supplement is accurate as of any date other than the date on the front of that prospectus or supplement.

APPENDIX A

CLAIMS PROCEDURE FOR THE
TRINET GROUP, INC. AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

1.If a Participant disputes any aspect of an Award, a claim must be made in writing to the Company’s Vice President, Benefits Compliance (“First Level Claims Administrator”) to whom the Committee has delegated its authority to make such determinations. The First Level Claims Administrator can be contacted at equityplan@trinet.com. If the First Level Claims Administrator denies a claim, it must provide notice to the Participant, in writing, within 90 days after the claim is filed unless special circumstances require an extension of time for processing the claim. The notice of a denial of a claim shall be written in a manner calculated to be understood by the Participant and shall set forth:

a.specific references to pertinent Plan provisions on which the denial is based, if any;
b.a description of any additional material or information necessary to perfect the claim and an explanation as to why such information is necessary; and
c.an explanation of the Plan's claim procedure.

2.In the event that the First Level Claims Administrator denies the Participant’s claim, the Participant shall have 60 days after the receipt of the denial to appeal the claim for a full and fair review. Any appeal must be made in writing to the Company’s Vice President, Total Rewards (“Second Level Claims Administrator”) to whom the Committee has delegated its authority to make such determinations. The Participant or their duly authorized representative may;

a.request a review upon written notice to Second Level Claims Administrator;
b.review pertinent documents; and
c.submit issues and comments in writing.

3.A decision on the review by the Second Level Claims Administrator will be made not later than 60 days after receipt of a request for review, unless special circumstances require an extension of time for processing (such as the need to hold a hearing), in which event a decision should be rendered as soon as possible, but in no event later than 120 days after such receipt. The decision of the Second Level Claims Administrator shall be written and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions on which the decision is based. The Second Level Claims Administrator’s decision shall be final and binding. If Participant disagrees with the Second Level Claims Administrator’s decision, the Participant may bring suit in a Court of competent jurisdiction and any suit must be brought within one year from the date of the Second Level Claims Administrator’s decision.

Appendix B
PROPRIETARY INFORMATION AND INVENTION AGREEMENT

Appendix C
RELEASE AGREEMENT
This Release Agreement (this “Agreement”) is entered into by Burton M. Goldfield (the “Executive”), on the one hand, and TriNet Group, Inc. (the “Company”), on the other hand (the Executive and the Company are referred to collectively as the “Parties”).
1.Release. In consideration of the compensation payable to the Executive under the terms and conditions of the Transition Agreement dated February ____, 2024, by and between the Executive and the Company (the “Transition Agreement”), and for other good and valuable consideration, receipt of which is hereby acknowledged, the Executive, for himself and for his heirs, executors, administrators, trustees and legal representatives, and their respective successors and assigns (collectively, the “Releasors”), hereby releases, remises, and acquits the Company and its subsidiaries and affiliates and all of their respective past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, any of their respective assets, employee benefit plans or funds, or past, present or future directors, officers, fiduciaries, agents, trustees, administrators, managers, supervisors, shareholders, investors, employees, legal representatives, agents or counsel, and their respective successors and assigns, whether acting on behalf of the Company or its subsidiaries or affiliates or, in their individual capacities (the “Released Party” or “Released Parties”), from any and all claims, known or unknown, which the Releasors have or may have against any Released Parties arising on or prior to the date that the Executive executes this Release, and any and all liability which any such Released Party may have to the Releasors, whether denominated in claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, including but not limited to (a) any claim under the Age Discrimination in Employment Act of 1967 (including the Older Workers Benefit Protection Act) (the “ADEA”), the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Immigration Reform and Control Act of 1986, the Employee Retirement Income Security Act of 1974, (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company, subject to the terms and conditions of such plan and applicable law), the Uniform Trade Secrets Act, the Sarbanes-Oxley Act of 2002, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the Unruh Civil Rights Act, the California Family Rights Act, and the California Labor, Government, and Business and Professions Codes, all as amended; (b) any and all claims arising from or relating to, as applicable, the Executive’s service as an officer of the Company or any of its subsidiaries or affiliates and the termination or resignation of such officer positions, or the Executive’s employment with the Company or the termination of such employment; (c) all claims related to the Executive’s unvested compensation or benefits from the Company or the Released Parties, including salary, bonuses, commissions, vacation pay, leave pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or the Released Parties; (d) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (e) all tort claims, including claims for fraud, defamation, privacy rights, emotional distress, and discharge in violation of public policy and all other claims under common law; and (f) all federal, state and local statutory or constitutional claims, including claims for compensation, discrimination, harassment, whistleblower protection, retaliation, attorneys’ fees, costs, disbursements, or other claims (referred to collectively as the “Released Claims”).
The Executive expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California, which states as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release, and that if known by him or her would have materially affected his or her settlement with the debtor or released party.” The Executive understands the significance of the Executive’s release of unknown claims and waiver of statutory protection against a release of unknown claims. The

Executive expressly assumes the risk of such unknown and unanticipated claims and agrees that this Release applies to all Released Claims, whether known, unknown or unanticipated.
Notwithstanding the foregoing, this Release does not release claims that cannot be released as a matter of law, including (i) any right to file a civil action or complaint with, or otherwise notify, a state agency, other public prosecutor, law enforcement agency, or any court or other governmental entity alleging claims or a violation of rights under the California Fair Employment and Housing Act, as well as any right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, the Department of Labor, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company and (ii) any right to communicate directly with the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or similar agency, or to cooperate with or participate in any investigation conducted by such agency, or (iii) otherwise to make other disclosures that are protected under the whistleblower provisions of applicable law. However, by executing this Release, the Executive hereby waives the right to monetary recovery of damages from the Company in any such proceeding brought by the Executive or on behalf of the Executive, other than as set forth herein.
In addition, this Release shall not apply to (a) the Executive’s rights, if any, to be covered under any applicable insurance policy with respect to any liability the Executive incurred or might incur as an employee, officer or director of the Company, or the Executive’s rights, if any, to indemnification under the by-laws or articles of incorporation of the Company, by contract, or as a matter of law; (b) any right the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against the Executive as a result of any act or failure to act for which the Executive, on the one hand, and Company or any other Released Party, on the other hand, are jointly liable; (c) any rights Executive may have under the employee benefit plans, programs, or policies of the Company and its affiliates; (d) Executive’s rights following the date hereof with respect to any equity interests Executive holds in the Company or any of its past or present affiliates; or (e) the Executive’s right to enforce the Transition Agreement, this Agreement or the Consulting Agreement attached to the Transition Agreement.
2.ADEA Waiver. The Executive acknowledges that he is knowingly and voluntarily waiving and releasing any rights the Executive may have under the ADEA, as amended. The Executive also acknowledges that the consideration given for the waiver and release herein is in addition to anything of value to which the Executive was already entitled. The Executive further acknowledges that he has been advised by this writing, as required by the ADEA, that: (a) the Executive’s waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) the Executive has been advised hereby that he has the right to consult with an attorney prior to executing this Agreement; (c) the Executive has had at least twenty-one (21) days from the date of the Transition Agreement to execute it (although he may choose to voluntarily execute this Agreement earlier); (d) the Executive has seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement will not be effective until the date upon which the revocation period has expired, which will be the eighth (8th) day after this Agreement is executed by the Executive (“Effective Date”). In the event of any changes to this Agreement, whether or not material, the Executive waives the restarting of the twenty-one (21) day period indicated in the immediately preceding sentence.
3.No Actions or Claims. Subject to Section 11(a) of the Transition Agreement, the Executive represents that he has not filed any charges, complaints, grievances, arbitrations, lawsuits, or claims against the Company, with any local, state or federal agency, union or court from the beginning of time to the date of execution of this Agreement and that the Executive will not do so at any time hereafter, based upon events occurring prior to the date of execution of this Agreement. In the event any agency, union, or court ever assumes jurisdiction of any lawsuit, claim, charge, grievance, arbitration, or complaint, or purports to bring any legal proceeding on behalf of the Executive, the Executive will ask any such agency, union, or court to withdraw from and/or dismiss any such action, grievance, or arbitration, with prejudice.
4.Acknowledgements and Representations. The Executive acknowledges and represents that he has not suffered any discrimination or harassment by any of the Released Parties on account of the Executive’s race, gender, national origin, religion, marital or registered domestic partner status, sexual orientation, age, disability, medical condition or any other characteristic protected by law. The Executive acknowledges and represents that he has not been denied any leave, benefits or rights to which the Executive may have been entitled under the Family Medical Leave Act or any other federal or state law, and that the Executive has not suffered any job-related wrongs or injuries for which the Executive might still be entitled to compensation or relief.
5.Miscellaneous.
a.Assigns. The terms of this Agreement are binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.
b.Governing Law. This Agreement is, and disputes arising under it are, governed by the laws of the State of California without regard to the principles of conflicts of law that would apply the laws of another jurisdiction. All disputes regarding this Agreement shall be resolved pursuant to the dispute resolution procedures set forth in the Transition Agreement.
c.Severability. Each provision in this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision is ineffective to the extent of such prohibition or invalidity, without prohibiting or invalidating the remainder of such provision or the remainder of this Agreement.
d.Entire Agreement; Each Party the Drafter. This Agreement constitutes the entire agreement and complete understanding of the Parties with regard to the matters set forth herein and, except as otherwise set forth in this Agreement, supersedes any and all prior or contemporaneous agreements, understandings, and discussions, whether written or oral, between the parties with regard to such matters. No other promises or agreements are binding unless in writing and signed by each of the parties after the date hereof. Should any provision of this Agreement require interpretation or construction, the entity interpreting or construing this Agreement should not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.
e.Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile or electronic transmission shall be deemed an original executed counterpart.

[Signature Page Follows]

TO BE EXECUTED NO EARLIER THAN THE RETIREMENT DATE AND NO LATER THAN ______, 2024.

TRINET GROUP, INC.

________________________________ Date: ______________________
By: Samantha Wellington
Its: EVP and Chief Legal Officer

EXECUTIVE

________________________________ Date: ______________________
Burton M. Goldfield

Appendix D
CONSULTING AGREEMENT

CONSULTING AGREEMENT
TriNet USA, Inc. (“Company”), on the one hand, and Goldfield Ventures LLC, and Burton M. Goldfield (“Principal”) (hereinafter collectively referred to as “Consultant”) hereby enter into this Consulting Agreement (“Agreement”), under which Consultant shall render consulting services pursuant to the following terms and conditions:
1.Services.
A. Consultant is in the business of providing business consulting services to Professional Employer Organizations (“PEOs”) and has significant experience and skill in this area. Therefore, Company desires to engage Consultant to provide the services described in the Statement of Work, attached hereto as Exhibit “B,” and incorporated by this reference (“Services”).
B. Notwithstanding any other provision of this Agreement, Consultant shall designate and assign its employee and Principal, Burton Goldfield, to personally provide the Services contemplated under this Agreement, and Principal, Burton Goldfield shall execute Exhibit “A,” hereto, which is incorporated by this reference. No other person or entity shall be authorized to provide Services under this Agreement without the express written consent of Company. Except as provided above, Consultant, in Consultant’s sole discretion, shall determine the method, detail and means of performing the Services and Company shall not control the manner or determine the method of the accomplishment of Consultant’s Services.
C. If applicable, Consultant shall be solely responsible to have and maintain valid and current business and professional licenses, registrations and certifications as may be required to provide Services during the term of this Agreement. Additionally, Consultant shall be solely responsible to maintain professional memberships in industry organizations to the extent Consultant wishes to do so, and Company shall not be responsible to reimburse or pay for any such memberships for or on behalf of Consultant.
D. Consultant hereby represents and warrants that to the extent required under applicable law, Consultant shall provide coverage under the applicable Workers’ Compensation Act for the workers or employees hired by Consultant to provide Services under this Agreement, for any bodily injuries sustained by Consultant’s workers or employees during the course and scope of Consultant’s performing Services for Company as required by law. Consultant agrees in the event Consultant’s workers or employees sustain any such injury, their sole and exclusive remedy will be against Consultant and will be under applicable workers’ compensation laws.
E. Consultant agrees to fulfill Consultant’s duties and obligations under this Agreement in a lawful manner, and with care and diligence in the best interests of the Company. Consultant also agrees to devote sufficient time and effort toward accomplishment of the objectives specified and by the reasonable due dates established by Company. The Company and Consultant intend and anticipate that the Services shall require Consultant to devote, on average, five (5) to ten (10) hours per week.
F. During and after the Term (as defined below), Consultant will not disparage, place in a false or negative light or criticize, or make any false statements that may damage the reputation of, orally or in writing, the business, products, policies, decisions, directors, officers or employees of the Company to any person; provided, however, that (i) this provision shall not apply to any truthful statements made by Consultant to the Board (or a committee or subcommittee of the Board) of the Company if such statements are provided at the request of the Board (or a committee or subcommittee thereof) in the course of carrying out its duties and responsibilities and (ii) that Consultant may respond accurately and fully to any question, inquiry, or request for information when required by legal process or in response to a governmental inquiry. Following execution of this Agreement, the Company will direct the members of its Board and its executive officers that during and after the Term of this Agreement, they should not to disparage, place in an intentionally false or negative light or criticize, or make any knowingly false statements that may damage the reputation of Consultant, orally or in writing, to any person, except as required by law and provided, however, that they may respond accurately and fully to any question, inquiry, or request for information when required by legal process or in response to a governmental inquiry.
G. During the Term, Consultant shall primarily provide services to the Company from his business location in Salt Lake City, UT. From time to time, Consultant may provide Services at Company-provided facilities. However, Consultant is not authorized to provide Services at, or otherwise go to, any Company location, except as specifically authorized by the Company’s Chief Executive Officer or their designee. To the extent Consultant does provide Services at a Company location, Company agrees to directly pay or reimburse Executive for all travel related expenses pursuant to Company policy applicable to its most senior executive officers and Consultant shall comply with Company security procedures and policies governing conduct at such Company location.
H. Consultant shall ensure that Services provided to Company under this Agreement are provided on a part-time basis, as required to accomplish the Services. Notwithstanding the foregoing, Consultant may provide services for other clients during the term of this Agreement at times other than the times committed to Company, however, Consultant may not incur any obligations or commitments, which would limit or prevent Consultant’s rendering Services according to the terms of this Agreement, or which would result in a breach of this Agreement. Additionally, Consultant shall ensure and guarantee that any person assigned to provide Services under this Agreement is not an employee of any person or entity other than Consultant.
2.Duration of Agreement.
This Agreement shall commence on April 1, 2024 and shall remain in effect through March 31, 2025, subject to Section 5 herein (“Term”).
3.Consulting Fee and Expenses.
Company will pay Consultant a fee of one hundred and sixty two thousand dollars ($162,000) (“Cash Fee”). The Cash Fee will be paid to Goldfield Ventures LLC in twelve equal monthly installments of thirteen thousand five hundred dollars ($13,500), with the first monthly installment to be paid on May 15, 2024 and the last monthly installment to be paid on April 15, 2025.
In addition, for the duration of the Term during which Consultant is providing Services, Principal, Burton Goldfield shall be entitled to continue to vest in his outstanding equity awards granted under the 2009 Equity Plan and 2019 Equity Incentive Plan (together the “Equity Plans”) in accordance with their terms and no “Termination of Service” or cessation of “Continuous Service” shall be deemed to have occurred pursuant to such Equity Plans. In addition, nothing in this Agreement shall impact Principal, Burton Goldfield’s continuing right to exercise outstanding options granted under the Equity Plans pursuant to and in accordance with the terms of the applicable award agreements.
Consultant shall invoice Company on a monthly basis for any reasonable expenses incurred by Consultant in the course of providing Services under this Agreement, provided that such expenses in excess of $50.00 are approved by the Company’s Chief Executive Officer, in writing, prior to being incurred. Any approved expense reimbursements will be paid within thirty (30) days after Company’s receipt of the applicable invoice. Invoices shall be addressed to maureen.kleven@trinet.com, with a copy to samantha.wellington@trinet.com and catherine.wragg@trinet.com.
4.Payment of Taxes and Withholdings.
Consultant is solely responsible for all taxes and withholdings, including but not limited to, all payroll, federal income taxes, state income taxes, state disability insurance and unemployment insurance compensation contributions and other similar statutory obligations with respect to Services performed under this Agreement. No part of Consultant’s compensation will be subject to withholding by Company for payment of any social security, federal, state or any other employee payroll taxes. Consultant will provide an accurately completed form W-9, and Company will timely provide an Internal Revenue Service Form 1099 to Consultant and will file Form 1099 with the Internal Revenue Service as required by law.

Consultant expressly acknowledges that in the event the Agreement terminates prior to the end of the Term, as provided for in Section 5, Consultant is not eligible to file for or receive unemployment compensation, or any other benefit that Consultant would receive if Consultant were an employee of Company, as Consultant is an independent contractor.
5.Early Termination by Company.
Notwithstanding any other provision of this Agreement, this Agreement shall terminate prior to the end of the Term under any of the following circumstances, after which (i) no further monthly installment payments shall be due or payable to Consultant and the Cash Fee shall be reduced by the amount of monthly installment payments no longer due (provided that regardless of the reason for termination, Consultant will be provided with a pro-rated payment to reflect the number of days Consultant provided Services prior to such termination), and (ii) Principal, Burton Goldfield shall be deemed to have experienced a “Termination of Service” and ceased “Continuous Service” under the Equity Plans:
a.Death. In the event Principal dies, this Agreement shall terminate immediately.
b.Disability. If Principal, Burton Goldfield, due to physical or mental illness, becomes Disabled (as defined below) so as to be unable to provide the Services called for under this Agreement, either Company or Consultant may by written notice terminate the consulting relationship as of the last day of the calendar month during which such notice is given. “Disabled” means Principal, Burton Goldfield suffers any physical or mental incapacity that renders Principal, Burton Goldfield unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, as determined by the Board of Directors of the Company in good faith. In the event of a dispute as to whether Principal, Burton Goldfield is disabled, the Company may refer Burton Goldfield to a licensed practicing physician who is mutually acceptable to Burton Goldfield and the Company, and Burton Goldfield agrees to submit to such tests and examination as such physician shall deem appropriate to determine Burton Goldfield’s capacity to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months. In such event, Burton Goldfield and the Company hereby agree that the decision of such physician as to Burton Goldfield’s disability shall be final and binding on both parties.
c.Termination for Cause by Company. Company may terminate this Agreement at any time for Cause (but not without Cause), effective immediately, by providing written notice to Consultant. The following acts or omissions by Consultant shall constitute “Cause”: (i) carrying out unlawful or materially dishonest actions in the performance of services under this Agreement, as reasonably documented and proven by the Company; (ii) conduct of Consultant involving moral turpitude that could cause material injury to the Company; (iii) habitual neglect of duties and responsibilities expressly assigned to Consultant pursuant to this Agreement; or (iv) breach by Consultant of any of the material provisions of this Agreement or that certain Transition Agreement entered into by and between Company and Consultant dated on or about February 15, 2024 and any subsequent release related thereto (the “Transition Agreement”). Notwithstanding the foregoing, in each case, Consultant will receive written notice of any finding of Cause and a ten (10) day cure period thereafter. Whether or not such Cause has been cured will be decided by the Board in its good faith discretion.
6.Early Termination by Consultant

Notwithstanding any other provision of this Agreement, at Consultant’s sole discretion this Agreement may terminate prior to the end of the Term any time, provided that Consultant provides Company with thirty 30 days prior written notice of the intention to so terminate. Following termination (i) no further monthly installment payments shall be due or payable to Consultant and the Cash Fee shall be reduced by the amount of monthly installment payments no longer due, and (ii) Principal, Burton Goldfield shall be deemed to have experienced a “Termination of Service” and ceased “Continuous Service” under the Equity Plans.
7.Non-Competition.
Consultant acknowledges and agrees that for the duration of the Term, Consultant shall not engage in any employment, consulting or business activity, other than for Company, which would conflict with its obligations to Company under this Agreement or any other restrictive covenant agreement between Company and Consultant by which Consultant is bound. Consultant may provide consulting services to, or otherwise become engaged with, other businesses during the Term, to the extent such consulting services or engagements are not provided to other PEOs or to other companies providing Human Resources services and to the extent such services do not prohibit Consultant from providing the Services required by this Agreement.
8.Confidential Information or Materials.
a.Nondisclosure. Under this Agreement, the term “Confidential Information or Materials” consists of all business information (1) that is not generally known to, and cannot be readily ascertained by others, (2) that has actual or potential economic value to Company and (3) that is treated as confidential by Company. Such information includes, but is not limited to, all customer information, inventions, discoveries, processes, records, computer systems and data, agreements, business and financial systems, plans and policies, prospects and opportunities discussed or considered by Company or its clients or regarding administrative, management, contracting, financial marketing or other activities of Company, which Company treats as confidential. Consultant acknowledges that during this consulting engagement, Consultant may gain knowledge of proprietary Confidential Information or Materials. Consultant recognizes that Company has a compelling need to maintain the confidentiality of not only its own Confidential Information and Materials but also that of Company’s customers or clients. Accordingly, Consultant, on behalf of itself and its officers, directors, employees, agents and all persons associated with or acting on behalf of or at the direction of Consultant, agree that:

Consultant will not, during the term of this Agreement or thereafter, directly or indirectly disclose to any other person or entity, or use for Consultant’s own benefit or for the benefit of others besides Company, any Confidential Information or Materials without first obtaining the written consent of Company. Consultant shall at all times keep confidential all Confidential Information or Materials of Company and of any customers or clients of Company. This provision shall supplement and not replace any prior agreement on this subject that consultant has signed.
b.Return of Confidential Information. Upon termination of this Agreement, Consultant agrees to promptly return all Company property in Consultant’s possession, including without limitation a Company-provided laptop computer, and all confidential and proprietary information of Company, its clients or its customers, and any other information pertaining to Company’s business, and not to keep any photocopies and/or electronic copies of this information.
c.Declaration by Consultant’s Employees and Agents. Consultant agrees to have all persons with access to any Confidential Information or Materials of Company or any confidential materials of Company’s clients read and sign a declaration that they understand the trade secret and/or copyrighted nature of such information and materials and that they understand the criminal and civil penalties to which they will be subject if they violate or compromise said copyrights and trade secrets.
d.Agreement to Notify About a Request for Information. Consultant further agrees that if any person or entity requests, subpoenas or otherwise attempts to obtain Confidential Information or Materials within Consultant’s custody or control, or within the custody or control of anyone operating on Consultant’s behalf, Consultant will notify Company immediately and will cooperate fully in any legal action by Company seeking protection against disclosure.
e.Unauthorized Use. Consultant agrees to notify Company immediately if Consultant obtains information as to any unauthorized possession, use or disclosure of any Confidential Information or Materials of Company or any confidential materials of Company’s clients by any person or entity, and further agrees to cooperate fully with Company in protecting Company’s proprietary rights.
9.Non-Solicitation.
a.No Solicitation During Term of Agreement. Consultant agrees that during the term of this Agreement, Consultant will not directly or indirectly, either for itself or any other person or entity, induce any person who is engaged as an employee, agent, independent consultant or otherwise by Company to terminate his or her employment or engagement with Company. Consultant further agrees that while engaged by Company pursuant to this Agreement, Consultant will not approach or solicit in any manner, either for Consultant, or any other person or entity, any customer of Company to cease doing business with Company or to do business with Consultant or with any other person or entity.
b.No Solicitation After Termination of Agreement. Consultant agrees that for a period of one year following the termination of this Agreement, regardless of reason, Consultant will not directly or indirectly solicit any person employed or otherwise engaged by Company to terminate his or her employment or engagement with Company. Consultant further agrees that after termination of the Agreement with Company Consultant will not directly or indirectly solicit any customer of Company to the extent the identity of the customer is proprietary or confidential information as described in section 8(a) of this Agreement.
10.Remedies.
Consultant understands and acknowledges that Company’s remedies at law for any material breach of this Agreement by Consultant or anyone operating on Consultant’s behalf are inadequate and that any such breach will cause irreparable harm to Company. Consultant therefore agrees that, in addition to any other rights and remedies as may exist in Company’s favor, Company may apply to any court having jurisdiction to enforce the specific performance of the provisions thereof, and shall be entitled to injunctive relief against any act which would violate those provisions. Consultant further agrees that Consultant shall not, in any equity proceeding involving Consultant, relating to the enforcement of Sections 7, 8, or 9 above, raise the defense that Company has an adequate remedy at law. It is further agreed that, in the event of a breach of Sections 7, 8, or 9 of this Agreement by Consultant or anyone acting on its behalf or at its direction, Company shall be entitled to any and all consequential damages arising from said breach, including, but not limited to, lost profits. It is further agreed that, notwithstanding the consequential damages suffered by Company, Company, in addition to any consequential damages it suffers, shall be entitled to the return of any monies paid or economic value provided to Consultant hereunder, as liquidated damages, for each instance of a breach or violation of Sections 7, 8, or 9 of this Agreement. It is also expressly agreed that, in the event of such a breach, Company shall also be entitled to recover all of its costs and expenses (including attorneys’ fees) incurred by Company in enforcing its rights hereunder. Further, it is agreed that in the event of a breach of Sections 3 or 5 of this Agreement by Company or anyone acting on its behalf or at its direction, Consultant shall be entitled to any and all consequential damages arising from said breach, including, but not limited to, lost profits.
11.Independent Contractor Status.
For all purposes, Consultant shall be deemed to be an independent contractor, and not an employee, agent or partner of, or joint venturer with, Company. Any associate, assistant or other person Consultant retains in connection with the provision of the Services covered by this Agreement shall be at Consultant’s own cost and expense and will not, in any event, be or be deemed to be an agent or employee of Company. Accordingly, neither Consultant, nor any employee or other worker of Consultant, shall be entitled to any rights or benefits to which any employee of Company or any of its affiliates may be entitled. Company shall not withhold any amounts on account of any withholding or employment taxes from any payments to Consultant under this Agreement except as it deems necessary under applicable law, and it shall be the sole responsibility of Consultant to report and pay all applicable income taxes on all such payments. Consultant will obtain its own liability and Workers Compensation coverages, consistent with generally accepted business practices and as required under applicable law.
12.No Authority to Bind Company.
Consultant shall not have any authority to commit or bind Company to any contractual or financial obligations without Company’s prior written consent.
13.No Authority to Represent Company.
Consultant shall not have any authority to represent Company in any meeting, professional organization, or other industry-related event without the Company’s prior written consent.
14.Representations and Warranties.
Consultant represents and warrants as follows:
a.The execution of this Agreement represents Consultant’s free and voluntary act;
b.All works prepared and submitted by Consultant under this Agreement will be original and will not infringe any copyright or infringe or violate any other proprietary or other rights of any other person or entity;
c.Consultant has not previously assigned, transferred or otherwise encumbered any rights granted to Company under this Agreement;
d.Consultant has in place its own liability and workers’ compensation insurance coverage to the extent required by law;
e.Consultant has a separate Business License and Tax Identification Number. Consultant further agrees to provide the Company with a copy of Consultant’s separate Business License within ten (10) business days of executing this Agreement.
f.Consultant will not disclose to Company, or induce Company to use or disclose any confidential information or material belonging to others, except with the written permission of the owner of such information or material; and
g.Neither Consultant nor any of its employees, agents or representatives are subject to any Agreement, including but not limited to a non-competition or non-disclosure Agreement, which would affect its ability to enter into and/or perform its obligations under this Agreement.
Company may rely conclusively on the truth of the warranties and representations set forth above in dealing with any third parties in connection with the disposition or licensing of any rights granted under this Agreement. Each of the foregoing warranties and representations shall survive the termination of this Agreement.
15.Indemnification.
a.Consultant agrees to indemnify, defend and hold Company, and any parent, subsidiary or affiliate thereof, and all directors, officers, attorneys and employees of Company

(“Indemnified Parties”) harmless for any claims, demands, actions or causes of action, assessments, losses, judgments, arbitration awards, liabilities or damages, costs and expenses, including but not limited to, interest, penalties and attorneys’ fees, caused by Consultant’s gross negligence or gross misconduct under this Agreement, or any personal injuries or damages suffered by any employee, worker or sub-Consultant of Consultant, or any third party related to Consultant’s gross negligence or gross misconduct under this Agreement.
b.Consultant shall indemnify and hold harmless Indemnified Parties from any claim, suit, damage, loss or expense (including attorneys’ fees) arising out of any breach or any allegation which, if true, would constitute a breach of any of the warranties and representations set forth in Section 14 of this Agreement.
c.Except to the extent caused by Consultant’s gross negligence or gross misconduct, the Company will indemnify and hold Burton Goldfield and Consultant harmless against (i) all claims by third parties (“Claims”) arising from the Services and (ii) all costs, including reasonable attorneys’ fees, to defend such Claims. Consultant or Burton Goldfield shall give the Company immediate written notice of any potential matter that may become a Claim. Burton Goldfield shall be an express third party beneficiary of the terms set forth in this Section 15.
16.Assignment.
Consultant may not assign this Agreement, or any interest herein, without the prior written consent of Company.
17.Successors and Assigns.
This Agreement shall be binding upon Consultant’s heirs, successors, assigns and personal representatives, and each of their respective officers, directors, employees, agents and other associated with or acting on behalf of said persons. Any references to Consultant shall include its heirs, successors, assigns, personal representatives and each of their respective officers, directors, employees, agents and others associated with or acting on behalf of said persons.
18.Governing Law.
All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of this state or any other jurisdiction) that would cause the application of the laws of any other jurisdiction.
19.Third Party Beneficiaries.
The Parties acknowledge and agree that no parties other than the Parties hereto are intended to benefit hereunder. No rights of any third party are created by this Agreement and no person other than Parties to this Agreement may rely on any aspect of this Agreement notwithstanding any representation, written or oral, to the contrary.
20.Disclosure of Conflicts.
Consultant agrees to fully disclose any activities to Company that may offer any potential conflict of interest issues with Company.
21.Force Majeure.
Neither party shall be liable for any delay in delivery or nonperformance in whole or in part of its obligations under this Agreement if prevented from doing so by a cause or causes beyond its control, including, without limitation, acts of God or public enemy, fire, floods, swarms, earthquakes, riots, strikes, war and restraints of government. The suspension of performance shall be of no greater scope and no longer duration than is reasonably required and the non-performing party shall use reasonable efforts to remedy its inability to perform.
22.EXCEPT AS SET FOERTH HEREIN, NEITHER CONSULTANT NOR COMPANY WILL BE RESPONSIBLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR OTHER SIMILAR DAMAGES (INCLUDING WITHOUT LIMITATION, LOST PROFITS OR

BUSINESS INTERRUPTION DAMAGES) HOWEVER CAUSED OR UNDER ANY THEORY OF LIABILITY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
23.Interpretation.
Company has prepared this Agreement and provided it to Consultant for Consultant’s review. Consultant has either retained counsel or had the opportunity to do so to review this Agreement. With respect to any dispute concerning the meaning of this Agreement, this Agreement will be interpreted as a whole with reference to its relevant provisions and in accordance with its fair meaning, and no part of this Agreement will be construed against Company on the basis that Company drafted it. This Agreement will be viewed as if prepared jointly by Company and Consultant.
24.False or Omitted Information.
Any false statement or intentional and material omission with regard to any information supplied by Consultant to Company in anticipation of Consultant's contracting with Company or at any other time will be deemed a material breach of this Agreement and Company, at its option, may terminate this Agreement and seek appropriate relief. Likewise, any false statement or intentional and material omission with regard to any information supplied by Company to Consultant in anticipation of Company's contracting with Consultant or at any other time shall be deemed a material breach of this Agreement and Consultant, at its option, may terminate this Agreement and seek appropriate relief.
25.Tolling and Suspension.
In the event of a breach by Consultant of any restrictive covenant contained in this Agreement, the running of the period of restriction shall automatically be tolled and suspended for the amount of time the breach continues, and shall automatically commence when the breach is remedied so that the Company shall receive the benefit of Consultant’s compliance with the terms and conditions of this Agreement.
26.Terms Surviving Termination of Agreement.
Termination of this Agreement will not affect the continuation of any outstanding obligation or liability incurred by either party during the term of this Agreement. Such obligations include, but are not limited to, the obligation of either party to notify, indemnify, defend and hold harmless the other under the terms of this Agreement will continue after the termination hereof with respect to events occurring prior to such termination. Similarly, the obligations described in Sections 7-9 shall survive termination of this Agreement.
27.Notices.
Any notice given hereunder to the Company or to the Consultant shall be deemed sufficiently given if addressed as follows and (1) mailed registered or certified mail, return receipt requested, postage prepaid; or (2) sent by overnight delivery service such as Federal Express or United Parcel Service; or, if notice of change of address is given as provided above, at such other address as may be designated by such party.

If to the Company: Samantha Wellington, Esq., Chief Legal Officer, TriNet Group, Inc., One Park Place, Suite 600 Dublin, CA 94568

If to Consultant:
The most recent address provided by Consultant to the Company
With a copy to:
Richard Grimm, Esq.
1250 Aviation Ave, Suite 250U
San Jose, CA 95110

28.Entire Agreement.
This Agreement contains the entire understanding of the Parties hereto with respect to Consultant’s advisory and consulting relationship with Company. This Agreement supersedes any prior Agreements or arrangements, relative to Consultant’s advisory and consulting relationship with Company, and for the avoidance doubt, does not in any way supersede the terms of the Transition Agreement which remain in full force and effect. No modifications of any provisions of this Agreement shall be made unless made in writing and signed by the Parties hereto, which writing explicitly states the intent of the Parties hereto to supplement the terms herein.
29.Waivers.
No provision in this Agreement may be waived unless such waiver is agreed to in writing signed by Consultant and by a duly authorized officer of Company. No waiver by either party hereto of any breach by the other party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time.
30.Acknowledgment.
The Parties acknowledge that they have had the opportunity to consult with independent counsel of their own choice concerning this Agreement and they have done so to the extent they deem necessary, and that they have each read and understand this Agreement, are fully aware of its legal effect, and have entered into it voluntarily and freely based on their own judgment and not on any promises or representations other than those contained in this Agreement. The Parties understand that their execution below is a representation to one another of their respective beliefs that the mutual assent to Consultant being classified as an independent Consultant and their respective beliefs that Consultant is properly designated as an independent Consultant.
31.Agreement Enforceable to Full Extent Possible.
If any one or more of the provisions of this Agreement shall for any reason be ruled excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with applicable law.
32.Enforcement Costs.
In the event of any proceeding to enforce the provisions of this Agreement, each party will be responsible for its own costs and attorneys’ fees incurred at all levels of proceedings.

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The Parties, by their signatures below, affirm that each has reviewed the terms of this Agreement and agrees to each of the terms and conditions set forth above.

For: Goldfield Ventures LLC

Dated:___________ , 2024
Burton M. Goldfield, Manager

For: TriNet USA, Inc.

Dated:___________ , 2024	By:

Name: Samantha Wellington
Title: Chief Legal Officer

For: Burton M. Goldfield, in his individual capacity

Dated:___________ , 2024

Exhibit “A”
Addendum to Consulting Agreement (Personal Guarantee)

This Addendum amends the Consulting (the “Agreement”) between TriNet USA, Inc (“Company”) and Goldfield Ventures LLC and Burton M. Goldfield hereinafter referred to as “Consultant”). In the event of a conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement remains in effect as written.
In consideration of the acceptance by Company of the Agreement, the undersigned Guarantor (“Guarantor”) hereby executes and delivers this Guarantee (“Guarantee”) and hereby guarantees Consultant’s full, prompt and faithful performance and discharge of all terms, warranties, conditions and provisions of the Agreement and modifications, amendments or supplements thereof or thereto. Guarantor acknowledges that Guarantor has received benefit by Company’s having entered into the Agreement with Consultant.
Without regard to any conflict of law provisions, this Guarantee shall be subject to the laws of the State of California and venue shall be of courts located in California or in the U.S. District Courts located in California, and Guarantor agrees to waive any argument of lack of personal jurisdiction or forum non-conveniens with respect to any claim or controversy arising out of or relating to this Agreement. Guarantor hereby consents to service of process at Guarantor’s address set forth below.

Executed this ________ day of _______________, 20___, at the City of ____________________, State of ____________________

Burton M. Goldfield
2021 Evening Star Road, Park City, UT 84060

Exhibit “B”
Statement of Work
During the Term, Consultant shall report to Company’s Chief Executive Officer (“CEO”), or any successor thereto. Consultant shall provide the Services listed below, using its expertise and resources, and such Services shall be provided principally at Consultant’s principal place of business.
During the Term, Consultant shall provide part-time Services, and Consultant shall have no authority to provide Services other than as instructed by the CEO or the CEO’s designee. Additionally, Consultant shall not have any business interaction with any employee, independent contractor, worker or other person affiliated with Company or on behalf of Company, except as specifically directed or authorized by the CEO or the CEO’s designee, or as reasonably required to provide the Services and reasonably anticipated by the CEO or the CEO’s designee.
Services
A.Engagement with the CEO and other members of Company’s executive team as may be appropriate and directed by the CEO, including but not limited to attending meetings and providing introductions to customers, investors, colleagues, vendors and other Company stakeholders to the CEO and his assigns; assisting the CEO in strategy development and assessment of feasibility of aspects of key strategic priorities; and making recommendations around organizational structure and operations.
B.Other work as may be directed by the CEO.